As Filed with the Securities and Exchange Commission on August 21, 2000, Registration No. 333-93017


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      -------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             HANNIBAL CAPITAL CORP.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)

           Delaware                                                          23-3018664
-------------------------------       ----------------------------       -------------------
(State or other jurisdiction of       (Primary Standard Industrial        (I.R.S. Employer
 incorporation or organization)           Classification Code)           Identification No.)


                             HANNIBAL CAPITAL CORP.
                                1244 Main Street
                          Linfield, Pennsylvania 19468
                                 (610) 495-8413

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 DAVID R. STITH
                                    President
                             Hannibal Capital Corp.
                                1244 Main Street
                          Linfield, Pennsylvania 19468
                                 (610) 495-8413

            (Name, address, including zip code, and telephone number
                   including area code, of agents for service)

                      ------------------------------------

                                   Copies to:
                            STEVEN F. WASSERMAN, ESQ.
                         Berlack, Israels & Liberman LLP
                              120 West 45th Street
                            New York, New York 10036
                                 (212) 704-0100

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------

=============================================================================================================
                                                                         Proposed Maximum
                                                     Proposed Maximum        Aggregate
  Title of Each Class of           Amount To Be       Offering Price     Offering Price       Amount Of
Securities To Be Registered         Registered          Per Unit (1)           (1)         Registration Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, $.001                1,323,392 (2)           $.50             $661,696           $174.69
par value per share
-------------------------------------------------------------------------------------------------------------

Common Stock, $.001                 826,608 (3)           $1.50           $1,239,912           $327.34
par value per share
-------------------------------------------------------------------------------------------------------------

Common Stock, $.001                  50,000 (4)           $1.50              $75,000            $19.80
par value per share
=============================================================================================================

                                                                           Total-              $521.83
                                                                           Previously Paid-    $515.13
                                                                           Total due-            $6.70

(1) Estimated solely for the purpose of calculating the registration fee.
(2) 1,323,392 shares relate to the distribution by Hannibal Capital Corp. to persons owning shares of Biofarm.
(3) 826,608 shares relate to the offering by Hannibal.
(4) 50,000 shares relate to the offering by the Selling Securityholder.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                Explanatory note

     This registration statement contains two prospectuses: one relating to the distribution by Hannibal Capital Corp. of 1,323,392 shares of its Common Stock, par value $.001, per share to persons owning shares of Biofarm and the offering by Hannibal of 826,608 shares of its Common Stock for cash and another prospectus relating to the offering of 50,000 shares of Common Stock held by a selling securityholder (the "Selling Securityholder") who may wish to sell his Common Stock. The prospectus relating to the Selling Securityholder is referred to as the Selling Securityholder Prospectus. Following the prospectus are substitute pages of the Selling Securityholder Prospectus, including alternate pages front outside and back cover pages, an alternative "The offering" section of the "Prospectus summary" and section entitled "Plan of distribution." Each of the alternate pages for the Selling Securityholder Prospectus is labeled "Alternate page for Selling Securityholder Prospectus." All other sections of the prospectus are to be used in the Selling Securityholder Prospectus. In addition, cross-references in the prospectus will be adjusted in the Selling Securityholder Prospectus to refer to the appropriate sections.

PROSPECTUS
                             HANNIBAL CAPITAL CORP.

                               2,200,000 shares of
                                  Common Stock

                            -------------------------

     This prospectus is being furnished in connection with our distribution of an aggregate of 2,200,000 shares of our Common Stock, of which (a) 1,323,392 shares will be distributed to those persons owning shares of Biofarm, Inc. ("BIOF") and, (b) 826,608 shares will be offered for sale by us on a "best efforts, all-or-none basis". Pending the sale of 826, 608 shares, all proceeds will be held in an escrow account. If 826,608 shares are not sold within ___ days from the date hereof (which may be extended an additional ___ days by mutual agreement of the parties), all monies received will be refunded to subscribers in full without interest thereon.

     We will distribute one share of our Common Stock for every four shares of common stock of BIOF. This distribution will result in approximately 6.02% of our issued and outstanding shares of Common Stock being held by the BIOF distributees. The BIOF distributees will not be required to pay any consideration or be required to surrender their shares of BIOF in order to receive our distribution of our Common Stock. Approximately ninety (90%) percent of the total number of shares of Common Stock to be issued and outstanding after this offering and after the closing of the acquisition of United Source Corporation ("USC") will be owned by the former shareholders of USC. (The USC transaction is explained hereinafter under the caption "Prospectus Summary" and elsewhere herein).

     The shares of Common Stock being distributed hereby will be subject to certain restrictions on resale. See "Risk Factors - Restrictions on Resale" and "Plan of Distribution - Restriction on Resale".

                            -------------------------

     Concurrent with this offering, we are registering 50,000 additional shares of Common Stock for sale by a Selling Securityholder who may wish to sell his shares in the open market or in privately negotiated transactions and is identified in a separate prospectus.

                            -------------------------

         No public trading market for our Common Stock exists. We anticipate that our Common Stock will initially be traded on the OTC Bulletin Board after this offering. We have not taken any steps to obtain a market maker for our Common Stock.

                            -------------------------

     Our Common Stock being distributed in this offering involves a high degree of risk. See "Risk Factors" beginning on page 10.

                            -------------------------

     Neither the Securities and Exchange Commission or any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

                              Dated August 21, 2000

                                TABLE OF CONTENTS


Prospectus summary.............................................................3
Selected Financial Data of Hannibal............................................8
Selected Financial Data of USC.................................................9
Risk factors..................................................................10
Forward-looking statements....................................................29
Use of proceeds...............................................................30
Dilution......................................................................31
Concurrent offering...........................................................31
Plan of distribution..........................................................32
Our business..................................................................35
The business of USC...........................................................36
Management's discussion and analysis of Hannibal's financial condition and results of operations...........................................52
Management's discussion and analysis of USC's financial
condition and results of operations...........................................53
Hannibal Management...........................................................54
USC Management................................................................57
Security Ownership of Certain.................................................59
Description of securities.....................................................60
Legal matters.................................................................65
Experts.......................................................................65
Disclosure of commission position on..........................................66

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                               Prospectus summary

     You should read the following summary together with the more detailed information regarding Hannibal Capital Corp. and our financial statements and the related notes appearing elsewhere in this prospectus.

                             Hannibal Capital Corp.

     Hannibal is a Delaware corporation and, prior to the date hereof, a wholly-owned subsidiary of Biofarm, Inc., a Nevada corporation. Hannibal was initially organized to pursue securities litigation matters initiated by Biofarm, Inc. and to take title to and receive the proceeds anticipated from such litigation for the benefit of shareholders of Biofarm, Inc. Biofarm, Inc. is referred to throughout this prospectus as "BIOF".

     On July 24, 2000, Hannibal entered into a Stock Exchange Agreement (the "Stock Exchange Agreement") with United Source Corporation, a Delaware corporation. According to the Stock Exchange Agreement, USC will be acquired by Hannibal in a tax-free reorganization in which our shares of Common Stock (19,800,000) will be exchanged for all of the issued and outstanding shares of USC common stock. At the closing of such exchange, we will change our name to "United Source Corporation." Upon the receipt by the shareholders of USC of the 19,800,000 shares of our Common Stock in exchange for their shares of USC common stock, the former shareholders of USC will hold ninety (90%) of our Common Stock and will be entitled to designate four of the five members of our Board of Directors. The shares being issued to the former shareholders of USC are not being registered hereby.

     The closing of the acquisition of USC by Hannibal is subject to (a) the effectiveness of the registration statement of which this prospectus forms a part (in order that the aggregate of 2,200,000 shares being distributed pursuant hereto shall be fully registered for public distribution), (b) Hannibal changing its name to United Source Corporation and amending and restating its Certificate of Incorporation, (c) Hannibal adopting the 2000 Stock Incentive Plan of USC,
(d) the resignation of the Hannibal directors and the appointment of the USC designees to the Board of Hannibal, and (e) the receipt of at least $1,200,000 from the sale of the 800,000 shares being offered for sale hereby.

                            United Source Corporation

     USC is developing United-Source.com, an interactive, internet-based business-to-business e-commerce office product procurement solution and blind bid exchange for purchasers of corporate office products and supplies. USC's online objective is to leverage the significant supplier and corporate customer base developed by its founders and executives over the past 20 years to become a one-stop-shopping source and to drive additional corporate purchasers to its marketplace, which USC calls the "United Market(TM)." The United Market(TM) database will utilize approximately 150,000 products, advanced search engines and transaction software that enables users to easily identify, locate and purchase the products they need. USC also provides applications that enable its customers and suppliers to interface with the United Market(TM) to automate their transactions. In addition to the United Market(TM), USC provides professional and implementation services to enable its customers to take full advantage of the capabilities of the United Market(TM). The United Market and USC _________________ powered by Commerce One, Inc. ("Commerce One"). USC entered into five agreements on April 13, 1999 with Commerce One regarding the development, operation, hosting and maintenance of the USC United Market. USC has entered into a Buysite Portal Edition and MarketBuilder License Agreement, a MarketSite Access Agreement, a Master Hosted Application Service Agreement, an Auction Services Agreement and a Master Consulting Services Agreement.

     USC's procurement solution will enable enterprises to integrate their customized workflow, business rules and processes, and negotiate supplier pricing within the United Market(TM). The United Market(TM) will be fully web-based and accessed over the internet, using a secure pass-code private access methodology. Its procurement solution requires minimal investment of time and capital by its enterprise customers to install, maintain and use. USC's solution automates, consolidates and monitors the approval and invoicing process as well as the order placement and delivery information for the enterprise. In addition to reducing the cost of procurement, its solution allows its enterprise customers to enforce their particular business rules and aggregate purchases utilizing its blind bid exchange to obtain volume discounts and other economies of scale. The United Market(TM) resides entirely on USC's servers, is accessible by standard browsers and requires minimal or no software installation or integration at the customer site.

     Corporate purchasing officers and professionals and other users within enterprises benefit from the United Market(TM) because it offers them a convenient and easy one-stop shopping source. A purchaser can use its advanced search engine to identify and locate products from a broad product database and can use its automated ordering and approval process to purchase products. For example, its solution allows a corporate purchaser to personalize a list of product favorites to facilitate product selection and recurring orders. The United Market(TM) offers other advantages over the traditional paper catalog alternative, including the online ability to compare various products from a single or multiple suppliers and track the progress of an order including delivery and invoicing. These features result in significant time savings for the corporate purchasing professional.

     USC offers suppliers a cost-effective opportunity to reach more customers and sell more products by establishing or enhancing their internet presence. The United Market(TM) also offers supplier/service providers the capability to respond to customer orders on a blind bid exchange basis, implement customer-specific pricing, update product information and introduce new products without being limited by specific catalog publication cycles. In many cases, the United Market(TM) will appeal to suppliers/service providers as being lower cost compared to traditional distribution or representation arrangements because, among other factors, its purchasing discounts may be less than those of traditional distributors. USC plans to provide tools to its suppliers/service providers that enable the online update and modification of their product databases hosted on its servers, or to link and integrate the United Market(TM) directly with their systems. The United Market(TM) is neutral in that its search capability identifies products that meet the corporate purchaser's search criteria, and provides an unbiased comparison of product characteristics and pricing to allow the purchaser to make a reasoned choice based upon the information provided by suppliers and blind bids offered by the supplier/service providers.

     USC's executive offices are located at 1979 Marcus Avenue, Suite 210, Lake Success, New York 11042 and its telephone number is (516) 622-2316.

     Concurrent with this offering, we are registering additional shares of our Common Stock for sale by a Selling Securityholder who may wish to sell his 50,000 shares in the open market or in privately negotiated transactions and is identified in a separate prospectus. This shareholder is referred to throughout this prospectus as the "Selling Securityholder."

                                  The offering

Shares to be distributed by Hannibal to
persons owning BIOF shares.......................   1,323,392 shares of Common Stock.

Shares to be sold by Hannibal for cash...........   826,608 shares of Common Stock.

Shares to be sold by Selling Securityholder......   50,000 shares of Common Stock.

Plan of distribution(1)..........................   Hannibal will (a) issue one share of its
                                                    Common Stock for every four shares of BIOF
                                                    held of record on the distribution date
                                                    (with no consideration to be paid or BIOF
                                                    shares to be surrendered by the BIOF
                                                    owners), (b) itself offer and sell 826,608
                                                    shares for cash at the then prevailing
                                                    market price.

Use of proceeds..................................   Hannibal will not receive any proceeds
                                                    from the distribution of 1,323,392 shares
                                                    of its Common Stock to the shareholders of
                                                    BIOF. However, Hannibal will receive the
                                                    proceeds to be derived from the sale of an
                                                    aggregate of 826,608 shares of its Common
                                                    Stock.

                                        Concurrent offering

Shares offered by Selling
   Securityholder................................   50,000 shares of Common Stock.

----------------
(1) The aggregate of 2,200,000 shares being registered and offered hereby is exclusive of the 19,800,000 shares to be issued to the former shareholders of USC and not being registered hereby

Plan of distribution.............................   Selling Securityholder may sell his shares
                                                    in the open-market or in privately
                                                    negotiated transactions.

Use of proceeds..................................   Hannibal will not receive any proceeds
                                                    from the concurrent offering of 50,000
                                                    shares.

                       Selected Financial Data of Hannibal

     Set forth below is selected financial data with respect to Hannibal for the period from May 1, 1999 (inception of operations) to March 31, 2000 and the three months ended June 30, 2000, as derived from the Company's financial statements. This data should be read in conjunction with the financial statements and Management's Discussions and Analysis included elsewhere in this Prospectus.

                                                Period Ended          Three Months Ended
                                               March 31, 2000              June 30, 2000
                                               --------------         ------------------
Statement of Operations Data:
    Revenue                                          $      -                  $      -
    Expenses                                          (58,503)                   (5,350)
    Other income                                          670                        90
                                                     --------                  --------
    Net loss                                         $(57,833)                 $ (5,260)
                                                     ========                  ========

    Loss per share                                   $(57,833)                 $ (5,260)
                                                     ========                  ========
    Weighted average share of Common
        Stock outstanding                                   1                         1
                                                     ========                  ========

                                               March 31, 2000              June 30, 2000
                                               --------------              -------------
Balance Sheet Data:
    Working capital deficiency                       $(57,833)                 $(63,093)
                                                     ========                  ========

    Total assets                                     $ 20,670                  $     -
                                                     ========                  ========
    Total liabilities                                $ 78,503                  $(63,093)
                                                     ========                  ========
    Total stockholders equity                        $(57,833)                 $(63,093)
                                                     ========                  ========

                         Selected Financial Data of USC

     Set forth below is selected financial data with respect to USC for the period from the inception of USC's operations on December 7, 1999, to March 31, 2000, and for the three months ended June 30, 2000, as derived from USC's financial statements. This data should be read in conjunction with the financial statements and management's discussions and analysis included elsewhere in this prospectus.


Statement of Operations Data:                         Period Ended         Three Months Ended
                                                    March 31, 2000              June 30, 2000
                                                    --------------         ------------------
Revenue                                                    $     -                  $  32,212
Expenses                                                   $ 4,519                  $ 439,265
Other Income                                                                            2,543
                                                           -------                  ---------
Net loss                                                   $(4,519)                 $(404,510)
                                                           =======                  =========

Loss per share                                             $(4,519)                    $(3.85)
                                                           =======                  =========
Weighted  average  shares of Common  Stock
outstanding                                                      1                    105,139
                                                           =======                  =========


                                                    March 31, 2000              June 30, 2000
                                                    --------------              -------------
Balance Sheet Data:
  Working Capital                                          $(4,518)                 $ 807,049
                                                           =======                  =========

Total Assets                                               $   -0-                  $ 864,644
                                                           =======                  =========
Total liabilities                                          $ 4,518                  $  24,105
                                                           =======                  =========
Total Stockholders Equity                                  $ 4,518                  $ 840,539
                                                           =======                  =========

                                  Risk factors

     You should carefully consider the following risk factors and all other information contained in this prospectus before investing in our common stock. Investing in our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations and could result in a complete loss of your investment. The risks and uncertainties described below are not the only ones we may face. On the other hand, the shareholders of BIOF who will receive our common stock will not be risking any investment since they are not required to pay for our common stock or surrender their shares of BIOF common stock in exchange for our common Stock.

      Risks related to Hannibal Capital Corp. prior to the USC acquisition

We are a development stage company and have no operating history.

     We were incorporated on October 5, 1998, to assume and pursue BIOF's interest in certain securities litigation. We divested ourselves of such litigation matters when we agreed to acquire USC and when BIOF rescinded its transaction with Litchfield Continental, Ltd. ("LCC"). As such, we have no operating history upon which investors may rely to evaluate our prospects. Our prospects must be considered in light of the problems, expenses, delays and complications associated with a new business. Accordingly, we expect to incur operating losses for the foreseeable future until such time, if ever, as the business of USC proves to be profitable. However, there can be no assurance that such profitability will occur.

Hannibal may require a significant amount of additional capital to fund our on-going operation and such funding may not be available.

     Our capital requirements are and will continue to be significant due to the costs associated with any new business venture. Our current capital reserves and the proceeds to be derived from the sale of 800,000 shares are expected to sustain our operations for no more than the next nine months. In the event our plans or assumptions change or prove inaccurate and our capital resources prove to be insufficient to fund our operations, we could be required to seek additional financing sooner than currently anticipated. There is no assurance that additional funds will be available to us from any source when needed. Accordingly, the inability to obtain additional financing would likely have a material adverse affect on our business, financial condition and result of operations.

Our shareholders have limited recourse against our directors' for a breach of a fiduciary duty.

     As permitted by Delaware law, our certificate of incorporation limits the liability of our directors to our shareholders for monetary damages for breach of a director's fiduciary duty. As a result of our charter provision and Delaware law, shareholders may have limited rights to recover against directors for breach of fiduciary duty.

Our future success is partially dependent upon our acquisition of USC.

     An important element of our business strategy is the acquisition of USC. Hannibal expects to close its acquisition with USC simultaneously with the closing date of the offering contemplated by the registration statement of which this prospectus forms a part. Hannibal presently has no outstanding letters of intent concerning possible acquisitions or joint ventures (except for the Stock Exchange Agreement with USC), and there can be no assurance that additional acquisition candidates will be identified by us in the future, that suitable financing for any such business combination can be obtained by us or that any such business combinations will occur,

     Our future success is also partially dependent upon our ability to effectively integrate the acquired business with our own operations. Our financial performance is and will be subject to various risks associated with such potential business combinations, including the financial impact of expenses associated with the integration of businesses. There can be no assurance that any future acquisitions will not have an adverse impact on our business operations or potential profitability.

                         Risks related to USC's business

USC has a limited history and anticipates losses for the foreseeable future.

     USC was founded in December 1999. It anticipates incurring significant expenses in 2000 and the foreseeable future as it further develops the United Market(TM) web site and exchange, and as sales, marketing and technical expenses increase. USC may incur losses if its revenues do not increase correspondingly. The extent of these losses will also be contingent, in part, on the amount of growth in its operating expenses, which it plans to increase. If its revenues fail to grow at anticipated rates or its operating expenses increase without a commensurate increase in its revenues, or it fails to adjust operating expense levels accordingly, its business, revenues, results of operations and financial condition will be negatively affected.

     USC anticipates completing its interactive United Market(TM) web site in the third quarter of 2000. In order to generate its revenue, it must, among other things:

o attract new enterprise customers and retain existing enterprise customers to its site;

o encourage purchasing officers employed by its enterprise customers to adopt its internet-based procurement solution arid to use it frequently;

o increase its product offering by adding and maintaining supplier relationships; and

o   develop new sources of revenues beyond its existing revenue sources.

     If USC is unable to accomplish one or more of these objectives, its revenues may not grow as it anticipates, if at all, and its business, revenues, financial condition and results of operations will be negatively affected. Even if it does add additional products or services, there are economic, legal, regulatory and other risks associated with adding new revenue sources. For example, it may post advertisements on its web site to generate advertising revenue. However, its supplier relationships may be harmed if its suppliers associate advertisements posted on its web site with a bias in its offering of office products.

USC's business model is not proven and may not be successful.

     USC's business-to-business e-commerce model is based on the development of the United Market(TM) exchange for the purchase and sale of corporate office products. This business model is new and not proven and depends upon its ability to, among other things:

o enroll and maintain its current corporate purchasers in its United Sourcing Network(TM)and increase their use of its procurement solution;

o   achieve high rates of adoption by new corporate purchasers;

o maintain its current suppliers and enter into agreements with additional suppliers;

o generate significant revenues from the use of its internet-based procurement solution; and

o   obtain higher transaction volumes and leverage operating efficiencies.

     USC cannot be certain that its business model will be successful or that it can achieve or sustain revenue growth or generate any profits. The success of this business model will require, among other things, that it develop and market solutions with broad market acceptance by its customers, suppliers, users and strategic partners. USC cannot be certain that business-to-business commerce on the internet generally, or its procurement solution, services and brand in particular, will achieve broad market acceptance. For example, purchasers may continue purchasing products through their existing methods and may not adopt an lnternet-based procurement solution because of their comfort with existing off-line purchasing habits and direct supplier relationships, the costs and resources required to switch to an online purchasing method, the need for products not offered through the United Market(TM), security and privacy concerns, or general reticence about technology or the internet.

USC may not be able to recruit and retain the personnel it needs to succeed.

     USC is in the development stage and intends to hire a significant number of additional technical, sales, support, marketing, and research and development personnel. Competition for these individuals is intense, and it may not be able to attract or retain additional highly qualified personnel in the future. Its future success also depends upon the continued service of its executive officers and other key sales, support, marketing, and research and development personnel. In addition, its services and technologies are complex, and it depends on the continued efforts of its existing technical personnel. Although all of its executive officers are bound by employment agreements, its relationships with other employees are at will. It does not have key person life insurance policies covering any of its employees.

USC's business substantially depends upon the success of its United Market(TM).

     USC's future growth substantially depends on the commercial success of its United Market(TM). To date, its market serves a small number of customers. It is initially targeting corporate purchasers with whom the founders and executives have a pre-existing sales relationship, although USC is expanding its customer prospects to include Fortune 1000 companies and other large purchasing enterprises. Its ability to generate substantial and sustained revenues from its United Market(TM) depends on achieving sales penetration in each of these market segments.

USC's success depends on its ability to manage growing and changing operations.

     USC's ability to successfully operate its United Market(TM), offer additional services and implement its business plan in a rapidly evolving market requires an effective planning and management process. Its anticipated growth of future operations will place a significant strain on its management systems and resources. It expects that it will need to continue to improve its financial and managerial controls and reporting systems and procedures, enhance its internal and external security systems, and continue to expand, train and manage its work force worldwide. Furthermore, USC expects that it will be required to manage multiple relationships with various customers and other third parties.

     USC's current information systems, procedures and controls may not continue to support its operations and may hinder its ability to exploit the market for selling products to the life sciences industry. It is in the process of implementing a new enterprise resource planning system that will replace its existing accounting and management information systems and allow for future scalability and enhancements. In addition, it anticipates requiring additional space to accommodate its growth in the next six months. It could experience interruptions to its business when it transitions to the new enterprise resource planning system and when it relocates to new facilities. Even after it implements its new system and relocates to new facilities, its personnel, systems, procedures, controls and facilities may be inadequate to support its future operations.

The markets in which USC operates is highly competitive and it may be unable to compete successfully against new entrants and established companies with greater resources.

     USC competes in markets that are new, intensely competitive, highly fragmented and rapidly changing. It has experienced and expects to continue to experience increased competition from current and potential competitors, many of which have significantly greater financial, technical, marketing and other resources than it has.

     Competition in the internet caching market continues to intensify as new solutions are coming to market and several companies are forming technology alliances to sell their products. USC directly competes with a number of companies that provide caching products. In addition, it is aware of numerous other major software developers as well as smaller entrepreneurial companies that are focusing significant resources on developing and marketing products and services that will compete with its United Source Network. USC also believes that its United

Source Network may face competition from other providers of competing solutions for network infrastructure problems, including networking hardware and software manufacturers, content distribution providers, traditional hardware manufacturers, telecommunications providers and large diversified software and technology companies. Many of these companies provide or have announced their intentions to provide a range of software and hardware products based on internet protocols and to compete in the broad internet/intranet software market as well as in specific market segments in which it competes.

     USC's competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements than it can. In addition, its current and potential competitors may bundle their products with other software or hardware, including operating systems and browsers, in a manner that may discourage users from using its services. Also, current and potential competitors have greater name recognition and more extensive customer bases. Increased competition could result in price reductions, reduced gross margins and loss or failure to obtain market share.

USC currently relies on a limited number of United Sourcing Network(TM) enterprise customers, and any loss of an enterprise customer could have a negative effect on it.

     USC expects that for the foreseeable future it will generate a significant portion of its revenues from a limited number of enterprise customers in the United Sourcing Network(TM). Further, its enterprise customers are not obligated to use its procurement solution exclusively or for any minimum number of transactions or dollar amounts. USC currently does not offer all of the life science research products required by its customers, and it expects that its customers will continue to use multiple sources to meet their needs. In addition, its contracts with its customers are for limited terms and its customers may discontinue use of its United Market(TM) at any time upon short notice and without penalty. If it loses any of its enterprise customers, or if it is unable to add new enterprise customers, its revenues will not increase as expected, it will lose access to the purchasing officers employed by these enterprises, it could lose a number of its product suppliers, and its brand name and customer and supplier perceptions of its procurement solution would be harmed.


USC's business model depends on building a critical mass of suppliers and customers.

     USC's business model depends in large part on its ability to build a critical mass of products and suppliers. To attract and maintain suppliers, it must build a critical mass of customers. However, customers must perceive value in its procurement solution and this, in part, depends upon the breadth of its product offerings from its suppliers. If USC is unable to increase the number of suppliers and draw more customers to the United Market(TM), it will not be able to benefit from any network effect, where the value to each participant in the United Sourcing Network(TM) increases with the addition of each new participant. As a result, the overall value of the United Sourcing Network(TM) and its procurement solution would be harmed. Its failure to create and maintain this network effect would negatively affect its business, revenues, financial condition and results of operations.

If USC does not successfully market the United-Source.com brand, its business may suffer.

     USC believes that establishing, maintaining and enhancing the United-Source.com brand is critical in attracting and expanding traffic to its web sites. There are a number of web sites that offer generally competing services and more are expected to develop as the usage and acceptance of the internet by corporate purchasing agents expands. Some of these sites already have well-established brands in online office products offered by a single supplier, online catalogue companies such as Staples.com, or multiple supplier sites in broad industry categories, such as VerticalNet in the industrial parts and supply area, and Chemdex in chemical and laboratory research products. Although these companies may compete generally, USC believes that it is one of the first web based multiple supplier, "blind bid" exchanges that allow corporate purchasers to submit their purchase orders, which may be aggregated with other purchase orders, for bidding by the suppliers in the United Sourcing Network(TM). As a result, it is critical that it establish and enhance the United-Source.com brand. It believes that increased competition may make establishing its brand significantly more expensive. Promotion of its brand will depend largely on expanding its sales and marketing capabilities and providing a high-quality online experience. USC cannot be certain that it will be successful in marketing the United-Source.com brand. If it is unable to successfully promote its brand, or if it incurs substantial expenses in attempting to do so, its revenues and earnings could be materially and adversely affected.

If USC is unable to increase its transaction volume, its future revenues may suffer.

     USC expects that the products offered by it for sale through its e-commerce marketplace will generate a substantial portion of its future revenues. Accordingly, its revenues will be highly dependent on the dollar volume of transactions conducted through its web sites. Its profits depend upon the discount levels it is able to negotiate with its suppliers. To maintain revenue growth, USC will need to increase the total dollar value of transactions conducted through its web sites. In order to increase its transaction volume, it will need to:

o generate higher and continuously increasing levels of traffic, from both new and repeat visitors, to its web sites;

o increase the percentage of visitors to its web sites who purchase office products; and

o   increase the average transaction size.

     Failure to do one or more of the foregoing could have a material adverse effect on its revenues.

Unless USC negotiates favorable pricing terms with its suppliers, its profit margins will be adversely affected.

     USC's profits depend upon the prices it is able to negotiate with its suppliers. It anticipates that the prices it negotiates with its suppliers will vary based on a number of factors such as:

o   size of supplier;

o   product portfolio;

o   relationship with key United-Source.com customers;

o   degree to which products are critical to its customers;

o   extent to which transactions are conducted electronically; and

o   extent that costs are shared with USC.

     USC's profit margins may decline in the future, particularly as competition in the office products industry increases. A significant decline in profit margins without a corresponding increase in transaction volume would adversely affect its earnings.

The sales and implementation cycle for USC's solution is long, which could negatively affect its revenue growth, if any, and make it difficult to predict its revenues and results of operations.

     A key element of USC's strategy is to market its solution directly to corporate purchasers, and to succeed it must satisfy the enterprise purchasing departments, the information technology groups and the individual purchasing officer who are the users of its internet-based procurement solution. The sales and implementation cycle for its solution is long and it will devote significant sales, marketing and management resources to the sales process without any assurance that the customer will use the United Market(TM). It is generally required to provide a significant level of education to its customers and potential customers regarding the use and benefits of its internet-based procurement solution. Furthermore, potential enterprise customers and a number of their departments typically engage in extensive internal review and analyses before making purchase decisions. The sale and implementation of its solution are subject to delays due to its customers' internal budgeting and procedures for approving supply and capital expenditures and deploying new technologies within their networks. These delays also could impair its ability to generate revenue and could negatively affect its business, results of operations and financial condition.

Even if enterprise customers adopt USC's procurement solution, it may not increase its revenues if purchasing officers within these enterprises do not use the United Market(TM)place.

     USC's revenues are primarily derived from purchases of office products and equipment by corporate purchasing officers and other users within its United Sourcing Network(TM) enterprise customers. These persons may or may not use its United Market(TM) to purchase their office products and supplies. Even if it successfully maintains existing enterprise customers and adds new enterprise customers, it may not be able to increase revenues if corporate purchasing personnel within its enterprise customers do not adopt and use the United Market(TM). Once an enterprise customer adopts its internet-based procurement solution, it takes time for purchasing officers and other users within the enterprise to become aware of, learn to use and begin using its United Market(TM). The long sales cycle and the time it takes for purchasing officers to begin using its internet-based procurement solution could negatively affect its revenue growth, if any, and makes it difficult to predict its results of operations. Also, its efforts to attract purchasing officers to adopt and to increase their use of its solution may not be successful, which would limit its ability to generate revenues from these customers.

USC's revenues depend on the corporate office supply budgets of its customers.

     USC's procurement solution is used by purchasing officers and their assistants and staff at companies and academic institutions. Changes in the office product budgets of these companies and institutions and the timing of spending under these budgets can have a significant effect on the demand for office products. These budgets are based on a wide variety of factors including the resources available to make such expenditures, the spending priorities among various types of corporations, and the policies regarding these expenditures during recessionary periods. Any decrease in office product expenditures by these companies and institutions could have a negative effect on its business, revenues, results of operations and financial condition.

The success of its business depends on maintaining and expanding its supplier base.

     USC's future success depends in large part upon its ability to offer and deliver a broad and corporate supply product offering to its customers. It relies on independent suppliers and manufacturers for products offered through its United Market(TM). To increase the breadth of its product offering, including related products that it does not currently offer, it must establish relationships with additional suppliers. Some potential suppliers may view USC as detrimental to their business, since suppliers compete with one another and with USC for sales and customers. Its agreements with suppliers are typically for a maximum of one-year terms and it cannot assure you that these agreements will be renewed beyond the initial term. In addition, these suppliers are not required to accept purchase orders from USC. If it fails to secure products from its suppliers or if a significant number of suppliers do not renew their agreements with USC, the breadth and depth of products that it can offer users would be decreased. In addition, there are significant cost, difficulties and risks associated with adding new products in related markets, such as the difficulty of signing up new suppliers, obtaining necessary permits, new competition and integration of these new products into the United Market(TM). These events could result in decreased adoption and use of its procurement solution and decreased revenues, which could have a negative effect on its business, results of operations and financial condition.

     Its cost of revenues includes cost of goods payable to suppliers. USC cannot assure you that its suppliers will enter into or renew agreements with it on the same or similar terms as those currently in effect or that the cost of goods payable to its suppliers will remain the same. Less favorable terms will make it difficult for USC to achieve profitable operations. Any decreases in its already low gross margins will have a significant negative effect on its business, results of operations and financial condition.

     Its supplier agreements are nonexclusive and many of its suppliers sell their products directly to its customers. In addition, the growing reach and use of the internet has further intensified competition in this industry. Some suppliers provide customers with direct access to products, and if suppliers, including its current suppliers, provide products to enterprise customers and their purchasing officers at a cost lower than USC, its business, revenues, results of operations and financial condition could be negatively affected.

If USC cannot timely and accurately add supplier product data to its procurement solution database its business will be harmed.

     Currently, USC is responsible for loading supplier product information into its database and categorizing the information for search purposes. This process entails a number of risks, including dependence on its suppliers to provide us in a timely manner with accurate, complete and current information about their products, and to promptly update this information when it changes. USC currently has a backlog of approximately 150,000 products to be loaded in its United Market(TM), which are anticipated to be loaded in the United Market(TM) by the third quarter of 2000 and that the remaining products will be loaded by the end of the third quarter of 2000. USC will not derive revenue from these products until these data are loaded in its system. The time period in which it estimates loading these supplier product data is a forward-looking statement that is subject to risks and uncertainties and actual results may differ materially from those described in these forward-looking statements. Timely loading of these products in its database depends upon a number of factors, including the file formats of the data provided to it by suppliers and its ability to further automate and expand its operations to accurately load these data in its product database, any of which could delay the actual loading of these products beyond the dates estimated by it.

     In addition, USC is generally obligated under its supplier agreements to load updated product data onto its database for access through the United Market(TM) within a specified period of time following their delivery from the supplier. USC's current supplier data backlog could make it difficult for it to meet these data update obligations to its suppliers. While it intends to further automate the loading and updating of supplier data on its system, USC cannot assure you that it will be able to do so in a timely manner, in part because achieving the highest level of such automation is dependent upon its suppliers' automating their delivery of product data. If its suppliers do not provide USC in a timely manner with accurate, complete and current information about the products it offers, its database may be less useful to its customers and users and may expose USC to liability. Although it screens its suppliers' information before it makes it available to its customers and users, USC cannot guarantee that the product information available in its United Market(TM) will always be accurate, complete and current, or comply with governmental regulations. This could expose USC to liability or result in decreased adoption and use of its internet-based procurement solution, which could have a negative effect on its business, results of operations and financial condition.

If USC's suppliers do not provide timely and professional delivery of products to its customers its business will be harmed.

     USC also relies on its suppliers and manufacturers to deliver office products to its customers in a professional, safe and timely manner. If its suppliers do not deliver the products to its customers in a professional, safe and timely manner, then its service will not meet customer expectations and its reputation and brand will be damaged. In addition, deliveries that are nonconforming, late or are not accompanied by information required by applicable law or regulations, could expose USC to liability or result in decreased adoption and use of its internet-based procurement solution, which could have a negative effect on its business, results of operations and financial condition. Further USC , and not its suppliers, typically bear the responsibility for product refunds and returns and the risk of non-collectibility of accounts receivable from its customers.

USC must maintain marketplace neutrality to attract customers and suppliers to its United Market(TM).

     The corporate office products market consists of a complex set of relationships among manufacturers, suppliers, distributors and customers. Adoption of its solution by suppliers and customers is dependent on their perception that USC provide a neutral, unbiased marketplace to purchase and sell life sciences research products. To the extent that USC is perceived by its customers or suppliers as favoring one supplier over another, customers and suppliers may lose confidence in the United Market(TM) as a fair and neutral marketplace and choose alternative solutions. Any bias, whether perceived or actual, could have a negative impact on its ability to maintain or increase its supplier base, which in turn may limit its ability to maintain or increase its customer base and have a negative impact on its business, results of operations and financial condition.

If USC does not meet performance requirements in its customer agreements, it loses revenue and customers may cancel its service or choose a different service.

     USC's customer agreements typically include specific performance requirements, including reliability, processing speed and the amount of data served from its USC Network. If it fails to meet these performance requirements, it does not collect revenue for the time periods specified in its customer agreements, which range from a day to a month, depending on the particular requirement and the service level that it achieved. In addition, USC believes it is important to maintain features and functionality that are not explicitly covered in its agreements, such as network roundtrip time, sufficient statistical reporting and responsive customer service. If it does not meet these requirements, customers may cancel its service.

USC's success depends on its ability to expand its sales and support organizations.

     USC will need to substantially expand its direct and indirect sales operations, both domestically and internationally, in order to increase market awareness and sales of its services. Its services require a sophisticated sales effort targeted at several people within its prospective customers' organizations. Competition for qualified sales personnel is intense, and USC might not be able to hire the kind and number of sales personnel it is targeting. In addition, USC believes that its future success depends on establishing and maintaining productive relationships with a variety of distribution partners, including resellers and joint marketing partners. USC seeks to sign up distribution partners that have a substantial amount of technical expertise in the computer network and telecommunications industry. Even with this expertise, its distribution partners generally require a significant amount of training and support from USC. USC cannot be sure that it will be successful in signing up desired distribution partners or that its distribution partners will devote adequate resources or have the technical and other sales capabilities to sell its services.

     Similarly, the complexity of its USC Network requires highly trained customer service and support personnel. It currently has a small customer service and support organization and will need to increase its staff to support new customers and the expanding needs of existing customers. Competition for customer service and support personnel is intense in its industry due to the limited number of people available with the necessary technical skills and understanding of the internet.

USC faces intense competition that could negatively affect its business.

     The market for business-to-business e-commerce and internet ordering and purchasing is new and rapidly evolving, and competition is intense and is expected to increase significantly in the future. USC faces competition from four main areas: other companies with e-commerce offerings, traditional suppliers and distributors of corporate office products, corporate office product purchasers that have developed their own procurement solutions and enterprise software companies that offer, or may develop, alternative procurement solutions. USC may not be able to compete successfully against its current or future competitors and competition could have a material adverse effect on its business, results of operations and financial condition. Its competitors and potential competitors may develop superior internet procurement solutions that achieve greater market acceptance than its solution. In addition, substantially all of its prospective customers have established long-standing relationships with certain of its competitors or potential competitors, including most of its suppliers. Accordingly, USC cannot be certain that it will be able to expand its customer list and user base, or retain its current customers or suppliers.

USC's solution and services are new and face rapid technological changes and if it does not respond appropriately, its business would be harmed.

     The market for USC's solution is characterized by rapid technological advances, evolving standards in the internet and software markets, changes in customer requirements and frequent new product and service introductions and enhancements. As a result, its future success depends upon its ability to enhance its current internet-based procurement solution and services, to develop and introduce new solutions and services that will achieve market acceptance, and where necessary to integrate its internet-based procurement solution with its customers enterprise resource planning systems. If it does not adequately respond to the need to develop and introduce new solutions or services, or to integrate with its customers' enterprise resource planning systems, then its business, revenues, results of operations and financial condition will be negatively affected. For example, it may lose market share and ultimately revenue as its customers switch to its competitors' offerings if:

o   it is unable to develop technology that is a success in the marketplace;

o   its technology does not integrate with its customers' systems; and

o   its technology is surpassed by the superior technology of a competitor.

     Further, USC may incur significant expense to integrate its procurement solution with its customers' enterprise resource planning systems and business rules, and to maintain this integration as its customers' enterprise resource planning systems evolve. Failure to provide this integration may delay or altogether dissuade the market or a particular customer from adopting its internet-based procurement solution, which could have a material adverse effect on its business, results of operations and financial condition.

If USC does not successfully develop and timely introduce new versions of its procurement solution in the future, its business will be harmed.

     USC will continually seek to upgrade and enhance its United Market(TM) and integrate new technology into its internet-based procurement solution. These new releases may include significant enhancements to the user interfaces, database management and search technology, and security controls. The planned timing of introduction of new releases of its procurement solution is a forward-looking statement that is subject to risks and uncertainties, and actual timing may differ materially from that set forth in these forward-looking statements as a result of a number of factors. Enhancing and introducing new technology into its purchasing solution involves numerous technical challenges and substantial personnel resources, and often takes many months to complete. USC cannot be certain that it will be successful at enhancing or integrating new technology into its internet-based procurement solution on a timely basis, or in accordance with its milestones or its product release objectives. In addition, it cannot be certain that, once integrated, this technology or its internet-based procurement solution will function as expected. If USC is unable to enhance and integrate this new technology into its purchasing solution on a timely basis, it may lose customers or experience difficulty obtaining new customers, which could adversely affect its business, revenues, financial condition and results of operations. Major enhancements and new solutions and services often require long development and testing periods. In addition, its internet-based procurement solution is complex and, despite vigorous testing and quality control procedures, may contain undetected errors or "bugs" when first introduced or updated Any inability to timely deliver a quality solution and services could have a negative effect on its business, revenues, financial condition and results of operations.

USC may not be able to determine or design the features and functionality that its enterprise customers and purchasing officers require or prefer.

     USC's success will depend upon its ability to accurately determine the features and functionality that its enterprise and research customers require or prefer in an e-commerce solution, and its ability to successfully design and implement procurement solutions that include these features and functionality. If it is unable to determine or design in the features and functionality that enterprise and research customers require or prefer in an e-commerce solution, its business will be negatively affected. USC is designing the United Market(TM) based upon internal development efforts, the advice of Commerce One, and feedback from a relatively limited number of enterprise customers. It cannot be certain, however, that the features and functionality that it will offer in the first version of United Market(TM), or those that it may offer in future releases of its solution, will satisfy the requirements or preferences of its current or potential enterprise customers.

USC's quarterly results will likely be unpredictable.

     USC's revenues and results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of its control. As a result, you should not rely on period-to-period comparisons of revenues and results of operations as an indication of our future performance. Some of the factors that may affect our revenues and results of operations include:

o demand for and market acceptance of our internet-based procurement solution and services;

o introduction of new and enhanced procurement solutions and services by USC or our competitors; budgeting cycles of customers and users;

o loss of one or more of our key suppliers, customers or strategic relationships;

o   changes in our pricing policy or those of our competitors or suppliers;

o amount and timing of capital expenditures and other costs relating to the expansion of its operations; timing and number of new hires;

o ability to comply with applicable laws and regulations or obtain necessary permits and licenses to sell or ship products to customers;

o technical difficulties with our web site or internet-based procurement solution; and

o   general economic conditions

     USC may from time to time make certain pricing, service or marketing decisions or enter into strategic business combinations that could have a negative effect on its business, revenues, financial condition or results of operations for any number of quarterly periods. For example, it intends to significantly expand its development and engineering expenses to improve its internet-based procurement solution. In addition, in order to accelerate the promotion of the United-Source brand, USC intends to increase its marketing budget significantly.

     These increases in expenses may negatively affect USC's results of operations for a number of quarterly periods and it cannot assure that these measures will increase its revenues.

     Due to USC's relatively short operating history it has limited meaningful historical financial data upon which to base its planned operating expenses. Accordingly, its expense levels are based in part on its expectations as to future revenues from new customers and are relatively fixed in the short term. USC cannot be certain that it will be able to accurately predict its revenues, particularly in light of its limited operating history, the intense competition in the corporate offices supply industry and the resulting uncertainty as to the success of its business model. If USC fails to accurately predict revenues in relation to fixed expense levels and it is unable to adjust its operating expenses in a timely manner in response to lower-than-expected revenues, its business, revenues, results of operations and financial condition could be negatively affected.

USC's business will suffer if the office products industry does not accept internet solutions.

     Business-to-business e-commerce is a new and emerging business practice that remains largely untested in the marketplace. Growth in the demand for its internet-based procurement solution and services depends on the adoption of e-commerce and internet solutions by corporate supply industry participants, which requires the acceptance of a new way of conducting business and purchasing supplies. USC's business could suffer dramatically if e-commerce and internet solutions are not accepted or not perceived to be effective.

     The internet may not prove to be a viable commercial marketplace for the corporate office supply industry for a number of reasons, including:

o inadequate development of the necessary infrastructure for internet-based communications within corporate office supply purchasing organizations;

o   security and confidentiality concerns of customers and suppliers;

o lack of development of complementary products, such as high-speed modems and high-speed communication lines;

o   implementation of competing procurement solutions; and

o   lack of human contact that current, traditional suppliers provide.

The accelerated growth and increasing volume of internet traffic may cause performance problems which may slow adoption of its internet-based procurement solution and the United Market(TM).

     The growth of internet traffic to very high volumes of use over a relatively short period of time has caused frequent periods of decreased internet performance, delays, and in certain cases, system outages. This decreased performance is caused by limitations inherent in the technology infrastructure supporting the internet and the internal networks of internet users. If internet usage continues to grow rapidly, the infrastructure of the internet and it users may be unable to support the demands of growing e-commerce usage, and the internet's performance and reliability may decline. If its existing or potential enterprise customers experience frequent outages or delays on the internet, the adoption or use of its internet-based, e-commerce procurement solution may grow more slowly than USC expects or even decline. USC's ability to increase the speed and reliability of its internet-based procurement solution is limited by and depends upon the reliability of both the internet and the internal networks of its existing and potential customers. As a result, if improvements in the infrastructure supporting both the internet and the internal networks of its enterprise customers and their purchasing officers are not made in a timely fashion, USC may have difficulty obtaining new customers, or maintaining its existing customers, either of which could have a negative impact on its business, revenues, results of operations and financial condition.

Security and disruption problems with the internet or transacting business over the internet may inhibit the growth of its internet-based procurement solution.

     The secure transmission of confidential information over the internet is essential to maintaining customer and supplier confidence in USC's United Market(TM). Customers generally are concerned with security and privacy on the internet and any publicized security problems could inhibit the growth of the internet, and therefore its procurement solution, as a means of conducting transactions. Substantial security breaches on its system could significantly harm its business. A party that is able to circumvent its security systems could misappropriate proprietary information or cause interruptions in its operations. USC incurs substantial expense to protect against and remedy security breaches and their consequences. Despite the implementation of security measures, its networks may be vulnerable to unauthorized and illegal access, computer viruses and other disruptive problems. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to users accessing its solution, which could have a negative effect on its business, results of operation and financial condition.

     Internet service providers and on-line service providers have in the past experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of internet users, current and former employees or others. USC may be required to expend significant capital or other resources to protect against the threat of security breaches or to alleviate problems caused by such breaches. Although USC intends to continue to implement industry-standard security measures, it cannot be certain that implemented measures will not be circumvented in the future.

     If USC experiences a security breach that results in the misappropriation of proprietary information maintained in its systems or if it experiences interruptions in its service, its reputation and brand may be damaged and it may be exposed to a risk of loss or litigation and possible liability. Damage to its reputation and brand could cause us to lose suppliers and customers and negatively affect its business, results of operations and financial condition. Its insurance policies may not be adequate to reimburse us for losses caused by security breaches or service disruption.

System failure may cause interruption of USC's services.

     The performance of its server and networking hardware and software infrastructure is critical to its business and reputation and its ability to process transactions, provide high quality customer service, and attract and retain customers, suppliers, users and strategic partners. Its infrastructure and systems will initially be located at one hosting site maintained by Commerce One. USC anticipates adding a mirror site at a different, distant location. Until then, it depends on a single-site infrastructure and any disruption to this infrastructure resulting from a natural disaster or other event could result in an interruption in its service, fewer transactions and, if sustained or repeated, could impair its reputation and the attractiveness of its services, which would have an adverse effect on its business, revenues, financial condition and results of operations.

     USC's systems and operations are vulnerable to damage or interruption from human error, natural disasters, power loss, telecommunications failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. USC does not have a formal disaster recovery plan or alternative provider of hosting services. In addition, it does not carry sufficient business interruption insurance to compensate for losses that could occur. Any failure on its part to expand its system or internet infrastructure to keep up with the demands of its customers and users, or any system failure that causes an interruption in service or a decrease in responsiveness of its internet- based procurement solution or web site, could result in fewer transactions and, if sustained or repeated, could impair its reputation and the attractiveness of its brand name, which would adversely affect its business, revenues, financial condition and results of operations.

USC may be exposed to product liability claims.

     USC faces potential liability for claims based on the type and adequacy of the information and data that it obtains from suppliers and makes available, and the nature of the products that it sells and distributes utilizing the internet, including claims for breach of warranty, product liability, misrepresentation, violation of governmental regulations and other commercial claims. In particular, USC bears the risk of liability for product loss, spill, or release, and resulting damages to persons and property during delivery by the supplier to the customer and return by the customer to the supplier. It does not pass through the manufacturers' warranties on the products it distributes. However, it bears the risk of loss of revenue from the product sale if a purchaser does not pay for a defective product. Although USC will maintain general liability insurance, its insurance may not cover some claims, penalties, or spills, is subject to policy limits and exclusions, and may not be adequate to fully indemnify it or its employees for any civil, governmental or criminal liability that may be imposed. Furthermore, this insurance may not be available at commercially reasonable rates in the future. Any liability not covered by its insurance or in excess of its insurance coverage could have a negative effect on its business, results of operations and financial condition. Its liability is potentially greater with respect to sales to purchasing officers and others who are not affiliated with an enterprise customer.

     USC also seeks to obtain indemnification from its suppliers against some of these claims. If, however, the scope of the indemnification is limited, a few of its suppliers have not agreed to indemnify USC and some suppliers may be unable or unwilling to indemnify USC in the future. In addition, it is not in a position to monitor its suppliers' activities. Therefore, it is exposed to liability and risk for these claims.

USC depends on its intellectual property rights and is subject to the risk of infringement.

     USC's intellectual property is important to its business, and it seeks to protect its intellectual property through copyrights, trademarks, trade secrets, confidentiality provisions in its customer, supplier and strategic relationship agreements, nondisclosure agreements with third parties, and invention assignment agreements with its employees and contractors. USC cannot assure that measures it takes to protect its intellectual property will be successful or that third parties will not develop alternative procurement solutions that do not infringe upon its intellectual property. In addition, it could be subject to intellectual property infringement claims by others. Its failure to protect against misappropriation of its intellectual property, or claims that it is infringing the intellectual property of third parties could have a negative effect on its business, revenues, financial condition and results of operations.

Intellectual property claims against USC could cause its business to suffer.

     In recent years, there has been significant litigation in the United States regarding patents and other intellectual property rights. Although USC has never been involved in any intellectual property litigation, it expects that internet-related products may be increasingly vulnerable to third-party infringement claims as the number of competitors in its industry grows and the functionality of products in the different industry segments overlap. It cannot be sure that third parties will not make claims of infringement against them with respect to its services and technology. Any such claims, regardless of their merits, would likely be time consuming and expensive to resolve, would divert management time and attention and could cause costly delays. Any potential intellectual property litigation resulting from third-party infringement claims could also force USC to do the following:

o   stop the use or sale of its services;

o   pay substantial damages;

o expend significant resources to reengineer its services to be non-infringing; or

o obtain a license from the owner of the allegedly infringing property, which license may not be available at reasonable terms, if at all.


     If USC is forced to take any of the foregoing actions, its business may be seriously harmed.

USC is dependent on proprietary technology licensed from third parties, the loss of which could be costly.

     USC licenses a significant portion of its exchange operating software from Commerce One and certain content for its online services from third parties. Additionally, it intends to license a significant portion of its transaction fulfillment and inventory tracking systems from third parties. These third-party content licenses may not be available to it on favorable terms, or at all, in the future. In addition, it must be able to successfully integrate this content in a timely and cost-effective manner to create an effective finished product. If USC fails to obtain necessary content on favorable terms or is unable to successfully integrate this content or if it is unable to continue to license its order fulfillment transaction systems on favorable terms, it could have a material adverse effect on its business operations.

Regulation or taxation of the internet or transacting business over the internet may inhibit the growth of USC's internet-based procurement solution.

     Due to the increasing popularity and use of the internet and of e-commerce, it is possible that a number of taxes, laws and regulations may be adopted in the U.S. and abroad with particular applicability to the internet and e-commerce transactions. It is possible that governments will adopt taxes and enact legislation that may be applicable to USC in areas such as content, product distribution, network security, encryption and the use of key escrow, data and privacy protection, electronic authentication or "digital" signatures, illegal and harmful content, access charges and re-transmission activities. Moreover, the applicability to the internet of existing laws governing issues such as property ownership, content, taxation, defamation and personal privacy is uncertain. Taxes, laws or regulations may limit the growth of the internet, dampen e-commerce and reduce the number of transactions, increase USC's cost of doing business or increase its legal exposure. Any of these factors could have a negative effect on its business, revenues, and results of operations and financial condition.

                     Risks relating to the securities market

Restrictions on Resale.

     Certain restrictions are applicable to the 2,200,000 shares of our Common Stock offered for sale by this prospectus. Twenty percent (20%) of the shares being distributed to the shareholders of BIOF may be resold immediately and eighty percent (80%) of the shares of the shares being distributed to the shareholders of BIOF will not be eligible for resale until nine months have elapsed from the date of this prospectus. Accordingly, the shares are being distributed on a pro rata basis whereby 20 % of a distributee's may be resold immediately and 80% of a distributee's shares will not be eligible for resale until nine months have elapsed from the date of this prospectus. The sale in the public market of such shares of Common Stock, or the expectation of sales, may adversely affect the prevailing market prices of our Common Stock.

The price of our Common Stock in this offering has been arbitrarily determined.

     The offering price of our Common Stock has been arbitrarily determined by Hannibal and does not necessarily bear any relationship to our assets, book value, revenues, prospects or other established criteria of value.

Since our Common Stock has never been traded, prices for the Common Stock may decline after the offering.

     There is no public market for our Common Stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. There is no underwriter engaged in connection with this transaction and there can be no assurance that any brokerage firm will act as a market maker of our securities. If a market should develop, the price may be highly volatile. In addition, an active trading market for our Common Stock may not develop or be sustained. Our sale of an aggregate of 826,708 shares for cash and the sale by the Selling Securityholder of 50,000 shares of our Common Stock in the public market may cause the market price of our Common Stock to fall. Factors such as those discussed in this "Risk factors" section may have a significant impact on the market price of our Common Stock. Due to the anticipated low price of our Common Stock, many brokerage firms may not be willing to effect transactions in our Common Stock. Even if a purchaser finds a broker willing to effect a transaction in our Common Stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price.

Investors may face significant restrictions on the resale of our Common Stock due to state and federal laws and regulations.

     Because our Common Stock has not been registered for resale under the blue sky laws of any state, our shareholders and those persons desiring to purchase our Common Stock in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our Common Stock. Accordingly, investors should consider the secondary market for our Common Stock to be a limited one. Investor may be unable to resell their stock without the significant expense of state registration or qualification.

Penny stock regulations may hinder our shareholders' ability to sell our Common Stock.

     The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be an equity security that has a market price less than $5.00 per share or an exercise price less than $5.00 per share. During such periods when our Common Stock does not qualify for inclusion on the NASDAQ Small Cap Market, the Common Stock may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations of the securities, and, if the broker-dealer is the sole market maker, the broker dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. In addition, certain broker-dealers are precluded from acting as market makers for non-NASDAQ securities and these securities may be ineligible for margin loans. Consequently, the rule may affect the ability of broker-dealers to sell our securities and may also affect the ability of shareholders to sell the securities in the secondary market.

     Shareholders should be aware that, according to the Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

     o control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

     o manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

     o "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

     o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

     o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our Common Stock.

Hannibal may never qualify for listing on the NASDAQ Small Cap Market.

     Hannibal's Common Stock is not presently included for trading on the NASDAQ Small Cap Market, and there can be no assurances that we will ultimately qualify for inclusion within such market. In order for an issuer to be included on the NASDAQ Small Cap Market, it is required to have total assets of at least $4,000,000, capital and surplus of at least $2,000,000, a minimum price per share of not less than $3.00, have publicly-held shares with a market value of at least $1,000,000 as well as certain other criteria. In addition to quantitative standards the staff of NASDAQ may also consider other factors, including, but not limited to, the nature and scope of a company's operations in conjunction with any and all conditions and/or circumstances surrounding an entity's operations. No assurance can be given that our Common Stock will ever qualify for inclusion on the NASDAQ Small Cap Market and qualification for inclusion is not a prerequisite to proceeding with the Offering. Until our shares qualify for inclusion in the NASDAQ system, our securities will be traded on the OTC Bulletin Board, which may limit our shareholders' ability to sell our Common Stock.

                           Forward-looking statements

     You should not rely on forward-looking statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by our company described in "Risk factors" and elsewhere in this prospectus.

                                 Use of proceeds

     This prospectus is part of a registration statement that permits Hannibal to distribute 1,323,392 shares of its Common Stock to shareholders of BIOF. The shareholders of BIOF receiving shares of Hannibal Common Stock will not be required to pay any consideration for the Hannibal Common Stock nor will they be required to surrender or exchange their shares of BIOF. As such, Hannibal will not receive any proceeds from the distribution of 1,323,392 shares of its Common Stock to the BIOF shareholders.

     However, Hannibal will receive the proceeds to be derived from the sale of an aggregate of 826,608 shares of its Common Stock also being offered by this prospectus. Such 826,608 shares are part of the total of 2,200,000 shares that are being offered by this prospectus. Of such 826,608 shares, 800,000 thereof are required to result in net proceeds of $1,200,000 to satisfy the terms of the Stock Exchange Agreement between Hannibal and USC; and the balance of 26,608 shares are being sold by Hannibal to defray the costs and expenses of this offering (including legal, accounting and printing and miscellaneous expenses.) The additional 50,000 shares being offered hereby will be issued to the financial intermediary instrumental in arranging the transaction between Hannibal and USC.

     Hannibal intends to make available to USC all of the net proceeds of $1,200,000 from the sale of 800,000 of the 826,608 shares of its Common Stock. USC intends to use such $1,200,000 to customization to make its platform as unique as is possible and to sales and marketing costs necessary to obtain increased revenues. The balance of 26,608 shares being sold by Hannibal are intended to defray all of the costs and expenses of this offering.

                                    Dilution

     Net tangible book value per share consists of total assets minus intangible assets and liabilities, divided by the total number of common shares issued and outstanding. Hannibal has no warrants, options or convertible securities issued and outstanding. USC has 1,000,000 shares of Preferred Stock issued and outstanding (convertible into 1,000,000 shares of USC Common Stock) and 1,000,000 shares of Common Stock reserved for issuance pursuant to USC's 2000 Stock Incentive Plan.

     a) At March 31, 2000, the date of the audited financial statements of Hannibal and USC, Hannibal had a net tangible book value of $(57,833), or $(57,833) per share and USC had a net tangible book value of $(4,518), or $(4,518) per common share;

     b) At June 30, 2000, the date of the unaudited financial statements of Hannibal and USC including the receipt by USC of the sum of $1,240,000 from the sale of 310,000 shares of its Preferred Stock, Hannibal had a net tangible book value of $63,093 or $63,093 per Common Share and USC had a net tangible book value of $840,539 or $0.09 per Common share; and

     c) Assuming the consummation of the transaction described herein (the issuance of an aggregate of 22,000,000 shares to acquire USC (19,800,000 shares), to be distributed to the BIOF shareholders (1,323,292 shares), to be sold for cash (800,000 shares), and to be sold to defray the expenses hereof (26,708 shares) and to compensate a financial intermediary (50,000 shares)), and further assuming that the 800,000 shares to be sold for cash result is net proceeds of $1,200,000 and that all proceeds derived from the sale of the 26,708 shares do in fact discharge all of the costs of this offering), the resulting combined entity will have a net tangible book value of $2,017,358, or $0.09 per share.

                               Concurrent offering

     The registration statement of which this prospectus is a part also includes a prospectus with respect to an offering of up to 50,000 shares of Hannibal Common Stock, all of which may be sold in the open market, in privately negotiated transactions or otherwise, directly by one (1) Selling
Securityholder.


     Hannibal will not receive any proceeds from the sale of such 50,000 shares of Common Stock. Expenses of the offering incurred by the Selling Securityholder, other than fees and expenses of counsel to the Selling Securityholder, if any, and selling commissions, will be paid by Hannibal. Sales of such 50,000 shares of Common Stock by the Selling Securityholder or the potential of such sales may have a material adverse effect on the market price of the Common Stock offered hereby.

                              PLAN OF DISTRIBUTION

Reasons for the distribution

     Hannibal was created to pursue securities litigation matters on behalf of the shareholders of BIOF. However, the rescission of the transaction between BIOF and LCC and the acquisition of USC, obviated the need to have Hannibal pursue these litigation matters. On July 24, 2000, Hannibal executed a Stock Exchange Agreement with USC. According to the Stock Exchange Agreement, it is anticipated that USC will be acquired by Hannibal. At the time of the closing of the acquisition, Hannibal will change its name to United Source Corporation. In connection with the acquisition, the common shareholders of USC will receive 19,800,000 shares of newly issued, fully paid Common Stock of Hannibal upon the exchange and surrender of their common shares in USC or approximately 90% of the outstanding shares of Common Stock of Hannibal.

Effecting the distribution

     Each shareholder of BIOF, will receive one share of Hannibal Common Stock for every four shares of BIOF Common Stock held of record on _______, 2000, which date is referred to throughout this prospectus as the "Distribution Record Date". Upon completion of the distribution of the 1,323,392 shares of Hannibal Common Stock and the acquisition of USC, there will be an aggregate of 22,000,000 shares of Hannibal Common Stock issued and outstanding. Twenty percent (20%) of the shares being distributed to the shareholders of BIOF may be resold immediately and eighty percent (80%) of the shares being distributed to the shareholders of BIOF will not be eligible for resale until nine months have elapsed from the date of this prospectus. Accordingly, the shares are being distributed on a pro rata basis whereby 20 % of a distributee's may be resold immediately and 80% of a distributee's shares will not be eligible for resale until nine months have elapsed from the date of this prospectus.

     The distribution of the Hannibal Common Stock will be made on or about ______, 2000, to shareholders of record of BIOF, on the Distribution Record Date. The BIOF recipients of our Common Stock in this offering will not be required to pay for the shares of Hannibal Common Stock received in the distribution, nor will they be required to surrender or exchange shares of BIOF Common Stock in order to receive their shares of Hannibal Common Stock. Shareholders of USC will receive their certificates representing shares of Hannibal subsequent to the closing of the acquisition of USC by Hannibal.

Escrow of Offering Funds

     826,608 shares will be offered on a "best efforts, all-or-none" basis. If 826,608 shares are not sold within ___ days from the date hereof, all monies received will be refunded to subscribers in full without interest thereon (unless the offering is extended for an additional ___ days). In addition, during the period of escrow subscribers will not be entitled to a refund of their subscription. If at the end of the offering period, 826, 608 shares have been sold, all funds in the escrow account will be released to Hannibal.

Restrictions on Resale

     Certain restrictions are applicable to 1,372,392 of the 2,200,000 shares of our Common Stock offered for sale by this prospectus. Twenty percent (20%) of the shares being distributed to the shareholders of BIOF may be resold immediately and eighty percent (80%) of the shares being distributed to the shareholders of BIOF will not be eligible for resale until nine months have elapsed from the date of this prospectus. Accordingly, the shares are being distributed on a pro rata basis whereby 20% of a distributee's may be resold immediately and 80% of a distributee's shares will not be eligible for resale until nine months have elapsed from the date of this prospectus.

     However, Hannibal and USC reserve the right to modify such nine month date. In any event, Hannibal will file an appropriate post-effective amendment to the registration statement of which this prospectus forms a part to reflect any such change, any change in the condition (financial or otherwise) of Hannibal, and the then current market price of the Hannibal Common Stock.


             Federal income tax consequences of the distribution of
                Hannibal common stock to the shareholders of BIOF


Introduction

     This discussion is a summary of the material tax consequences of the distribution of the Hannibal shares (the "Spinoff"). This discussion does not purport to be a complete analysis of all of the potential tax effects of the Spinoff and this discussion is limited to United States Federal Income tax matters. This discussion is based upon the Internal Revenue code of 1986, Treasury regulations, Internal Revenue Service Rulings, and judicial decisions now in effect. All of the foregoing are subject to change at any time, possibly with retroactive effect, by legislative, judicial or administrative action. Nor does this discussion affect or address possible tax consequences of the receipt of Spinoff shares by taxpayers subject to special rules, including, inter alia, life insurance companies, tax-exempt organizations, regulated investment companies, S-corporations, financial institutions, broker-dealers in securities, foreign entities and non-resident alien individuals.

Receipt of spinoff shares by BIOF shareholders

     The Spinoff will be a taxable event to BIOF shareholders for Federal income tax purposes. The amount received in the Spin-off by each BIOF shareholder for Federal income tax purposes will be the fair market value of Hannibal Common Stock received by each BIOF shareholder on the date of the distribution of the Spinoff shares. The amount received in the Spinoff by each BIOF shareholder will be treated as a dividend (as ordinary income) to such shareholder to the extent of such stockholder's pro rata share of BIOF's current and accumulated earnings and profits as computed for Federal income tax purposes. (Hannibal is advised that, as of April 30, 2000, BIOF shows no accumulated earnings and profits.) The amount received in the Spinoff by each Hannibal shareholder that is not treated as a dividend first will be treated as a non-taxable return of capital to the extent of such shareholder's basis in his BIOF Common Stock, and then as an amount received by such shareholder from the sale or exchange of property. The amount that is treated as having been received by a BIOF shareholder from the sale or exchange of property generally will be a capital gain (long-term if the BIOF shares have been held for more than one year). For the purpose of determining the amount received in the Spinoff by a BIOF shareholder that constitutes a dividend, the shareholder's pro rata share of BIOF's current and accumulated earnings and profits will be based on the shareholder's percentage ownership of BIOF Common Stock. No fractional shares will be issued in connection with the distribution. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of Common Stock of BIOF not evenly divisible by four (4) will be entitled to a cash payment in lieu thereof.

     Assuming BIOF has current and accumulated tax losses, if and to the extent that the Spinoff shares have a value in excess of BIOF's basis in the Hannibal Common Stock, BIOF would then realize gain to the extent of such excess; and if that gain causes BIOF to have current earnings and profits, the Spinoff share recipients will recognize dividend income ratably to the extent thereof.

     For Federal income tax purposes, each BIOF shareholder will acquire an initial tax basis in its BIOF shares of Common Stock equal to the fair market value of the BIOF shares (the value of the Hannibal share of Common Stock received as of the distribution date thereof). Each BIOF shareholder's holding period for Hannibal Common Stock received from the Spinoff will begin on the distribution date. BIOF will make a determination of the fair market value of the Hannibal shares as of the distribution date at a date thereafter based upon a number of factors. These factors include, without limitation, the trading price of Hannibal shares at or near the distribution date. Prior to _______ ___, 2000, BIOF will report the amount of the Spinoff received by each BIOF shareholder to such shareholder and to the Internal Revenue Service. There can be no assurance that the Internal Revenue Service or the courts will agree with BIOF's determination of the amount received from the Spinoff. Should the Internal Revenue Service or the courts determine that BIOF shareholders received a larger distribution amount than the amounts reported to them by BIOF, and challenge the Federal income tax return of the BIOF shareholder, the latter would have to bear the expense and effort of defending against or resolving such challenge.

     Each BIOF shareholder is advised to consult its own tax adviser as to the specific tax consequences to such shareholder of the proposed spinoff, including the application and effect of state, local and foreign income and other tax laws.

     The aggregate of 19,800,000 shares of Hannibal to be issued to the shareholders of USC will qualify as a tax-free reorganization pursuant to
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

             Hannibal relationship with BIOF after the distribution

Background

     Currently, Hannibal is a wholly-owned subsidiary of BIOF. After the distribution, BIOF will no longer have an ownership interest in Hannibal.

Transfer of management

     Upon consummation of the acquisition by Hannibal of USC, the Hannibal board of directors shall be comprised of up to 5 members, 4 members of which will be designated by USC. BIOF will have a right to appoint one nominee to the remaining seat on the board of directors for a period of one year from the date of the closing of the acquisition. Thereafter, the board of directors shall be elected by the shareholders in accordance with its bylaws. Subject to the approval of the board of directors, Mr. Ralph Bianculli will be responsible for the appointment of the senior management. At the closing of the acquisition, Hannibal shall have no employees and all the officers and directors of Hannibal shall resign. (See "Management" hereinafter).


                                  Our business

General

     Pursuant to a Stock Purchase Agreement, dated April 1, 1998, between BIOF and LCC, BIOF purchased approximately 87% of the issued and outstanding stock of Biofarm, S.A. from LCC in exchange for a BIOF convertible debenture. As part of this agreement, BIOF preserved the benefit of anticipated litigation proceeds for its shareholders other than LCC. In October, 1999, the transaction between LCC and BIOF was rescinded because the operations contributed by LCC to BIOF collectively lost $3.6 million for the nine-month ended July 31, 1999, and such loss exacerbated the auditors' previous going concern reservation.

     As a result of a vote at an annual meeting of the BIOF shareholders held on October 5, 1998, and the acquisition of the subsidiary of LCC, a subsidiary of BIOF was incorporated under the laws of Nevada to pursue certain litigation matters of BIOF for the benefit of BIOF's shareholders. Such subsidiary remained inactive until May, 1999, when it received a necessary order from the New York State Supreme Court assigning a litigation judgment to it from BIOF. We divested ourselves of such litigation matters when we agreed to acquire USC and when BIOF rescinded its transaction with LCC. In November, 1999, our board of directors decided to change the state of incorporation of Hannibal from Nevada to Delaware. The board approved a tax-free reorganization whereby Hannibal merged with and into a Delaware corporation organized on December 2, 1999, under the same name.

     Hannibal is a wholly-owned subsidiary of BIOF.

     To date, Hannibal has no significant assets or liabilities and is in the development stage. Hannibal has recently entered into a Stock Exchange Agreement for the acquisition of USC, subject to the consummation of the distribution and satisfaction of certain other conditions.

Property

     Hannibal does not currently own or lease any property.

Employees

     Hannibal does not currently have employees.

                               The business of USC

General

     USC is developing United-Source.com, an interactive, internet-based business-to-business e-commerce corporate office supply procurement solution and "blind bid" marketplace exchange for suppliers and purchasers of products and services by corporate and industrial organizations. The office supply categories provided through United-Source.com include:

     o traditional office products;

     o coffee services;

     o janitorial and cleaning products;

     o disposable food service packaging;

     o vending services and products;

     o snack products; and

     o spring and filtered water products.

     The delivery and installation of most of the office products will be accomplished through local service providers or suppliers, who will also make blind bids" on requests for quotations posted by the customer-end users on its exchange. USC is using its extensive industry experience to design a buyer-driven marketplace that streamlines the traditionally fragmented, multi-channel, localized and inefficient corporate office supply chain. USC's marketplace, which it calls the "United Market(TM)", is a secure, internet procurement and market solution, which allows buyers of office products to cross-search and source content and products, aggregate multiple buyer demand, and purchase products from multiple suppliers/service providers with a single order. Its procurement approach and its supplier and purchaser participants, which it calls the "United Sourcing Network(TM)", does not give priority to any particular office products supplier/service provider/distributor, but allows each to bid on a "blind basis" on the aggregated purchase orders submitted by corporate end-users. Corporate purchasers, office administrators and procurement professionals and other users within the corporate enterprises benefit from the United Market(TM) because it offers them convenient, aggregated purchasing, one-stop-shopping, united in one web-based, business supplier/service provider and customer focused marketplace source. This approach allows USC to create an open and scalable marketplace that it believes is more attractive to both buyers and sellers.

     Since its founding in December 1999, USC has developed a comprehensive database of over 100 suppliers and/or service providers with over 150,000 office products. The online database is a tool that will be used by corporate buyers and purchasing professionals to locate office supplies and products. USC is developing the United Market(TM), which will utilize an advanced search engine and transaction software to allow users to easily identify, locate and purchase office products from a database of over 150,000 products from hundreds of supplier/service providers. USC hopes to attract multiple, suppliers/service providers by providing them with a neutral marketplace and allowing them to reach incremental customers. USC believes that a growing number of suppliers/service providers and products in the United Market(TM) will potentially draw more enterprise customers to adopt its procurement solution and accelerate its usage by corporate purchasers. To encourage adoption of its solution by enterprises, USC minimizes the up-front commitment of time and capital required to install, maintain and use its procurement solution, thereby encouraging enterprise adoption. USC will also educate users within its United Sourcing Network(TM) about the benefits of its solution and will provide training on its use, thereby accelerating system usage.

     USC believes the United Market(TM) and procurement solution and blind bid exchange will provide significant benefits to corporate enterprises, purchasers and suppliers/service providers. The United Market(TM) procurement solution will enable enterprises to reduce procurement costs and obtain volume discounts and other economies of scale by seamlessly aggregating their purchase order demand with other purchasers in the United Market(TM), integrating their customized workflow, business rules and processes, and to obtain lowest bid supplier/service provider pricing within the United Market(TM). Its solution automates, consolidates and monitors the approval and invoicing process as well as order placement and delivery information for the enterprise. A corporate purchaser will be able to use its automated ordering and approval process to purchase and track orders, resulting in significant time savings. USC offers suppliers a cost-effective opportunity to reach more customers and sell more products by establishing or enhancing their internet presence and providing information links to existing online or electronic catalogs. The United Market(TM) also offers suppliers the capability to partially bid on aggregated purchaser orders for items which the supplier has in inventory or has excess production, and updates product information and introduces new products without being limited by catalog publication cycles. USC believes that it is the first web-based, multiple purchaser, multiple supplier, "blind bid" exchanges that allow corporate purchasers of office products to submit their purchase orders on an aggregated basis with other purchasers for open bidding by the suppliers in the United Sourcing Network(TM).

     United-Source.com originates and processes the purchase order from the end-user, aggregates purchase orders from multiple purchasers, places a corresponding order for bid with the participating suppliers in the "blind bid exchange", collects payment from the purchaser, purchases and warehouses, if necessary, the inventory from the bid winning supplier(s), and fulfills the order by making delivery to the purchaser end-users through a common carrier which is selected by the purchasers. USC has entered into a Supply and Fulfillment Agreement with

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

Paradigm Marketing Consortium, Inc. which allows it to receive products from suppliers and manufacturers, warehouse products and fulfill customer orders.

Industry overview

Growth of business-to-business commerce on the internet

     The internet has emerged as the fastest growing communications medium in history and is dramatically changing how businesses and individuals communicate and share information. International Data Corporation estimates that the number of internet users will grow from 142 million at the end of 1998 to 399 million by 2002. The internet has created new opportunities for conducting commerce, such as business-to-consumer and person-to-person e-commerce. Recently, the widespread adoption of intranets and the acceptance of the internet as a business communications platform has created a foundation for business-to-business e-commerce that offers thc potential for organizations to streamline complex processes, lower cost and improve productivity. internet-based business-to-business e-commerce is poised for rapid growth and is expected to represent a significantly larger opportunity than business-to-consumer or person-to-person e-commerce. According to Forrester Research, business-to-business e-commerce is expected to grow from $43 billion in 1998 to $1.3 trillion in 2003, accounting for more than 90% of the dollar value of e-commerce in the United States by 2003.

     The dynamics of business-to-business e-commerce relationships differ significantly from those of other e-commerce relationships. Business-to-business e-commerce solutions frequently automate or otherwise impact workflows or processes that are fundamental to a business's operations. In addition, business-to-business e-commerce solutions must often be integrated with an enterprise's existing information systems, a process that can be complex, time-consuming and expensive. Finally, personnel throughout the enterprise must be trained to use the solution. Consequently, selection and implementation of a business-to-business e-commerce solution represents a significant commitment by the enterprise, and the costs of switching solutions are high. In addition, because business transactions are typically recurring and non-discretionary, the average order size and lifetime value of a business-to-business e-commerce customer is generally greater than that of a business-to-consumer e-commerce customer.

     Business-to-business e-commerce solutions that offer improved efficiency through the automation of business processes and workflows are being targeted toward a variety of industries. These solutions are likely to be most readily accepted by industries characterized by a large number of buyers and sellers, a high degree of fragmentation among buyers, sellers or both, significant dependence on information exchanges, large transaction volume and user acceptance of the internet.

The office products market

     Based upon data from Dunn & Bradstreet, USC estimates that the market for corporate office supply products in 2000 will be approximately $110 billion in North America. Every year, thousands of corporations in North America purchase office products from thousands of different suppliers. As the demand for office products grows, the need for efficient procurement processes becomes more critical.


The current office products market is characterized by:

o complex, information-intensive products;

o a highly fragmented, localized supply chain; and

o a heavy concentration of manual purchasing processes consisting of printed catalogs, paper requisitions and telephone and fax orders.

     There are, generally, six categories of office products, all of which will be offered through the United Market(TM):

     (1) traditional office supplies (such as printer and copy paper, writing instruments and filing materials),

     (2)  janitorial supplies,

     (3)  coffee services,

     (4)  disposable food service packaging,

     (5)  vending services and products,

     (6)  snack products, spring and filtered water products.

     Technical suppliers typically sell highly technical instruments and capital equipment, such as photocopy machines and computers directly to customers, whereas commodity products and specialty products are typically sold through distributors. The office products market is highly fragmented and localized.

Limitations of the traditional supply chain

     The traditional supply chain in the office products industry does not adequately address the diverse needs of corporate purchasers, purchasing professionals or suppliers.

Purchasing professionals

     The product ordering process traditionally has been a paper-based process that requires manual preparation of purchase orders, written approval by the agent's purchasing manager and manual order tracking, billing and reporting across multiple departments within the enterprise. Traditionally, corporations requisition supplies through office administrators and purchasing professionals within their organizations who place orders with multiple suppliers by telephone, fax and e-mail. This multi-step manual process is highly susceptible to errors. Additionally, the traditional process makes it difficult for office administrators and purchasing professionals to enforce purchasing policies among office personnel who specify and request products. Traditional purchasing methods in the office industry are inefficient, costly and time consuming for the office administrators and purchasing professional and the enterprise. Purchasing professionals may spend several hours examining multiple paper product catalogs and other information from different suppliers to identify the most appropriate product. Additionally, the paper-based orders are costly for purchasers and suppliers to track and bill, and the decentralized order process does not facilitate data collection, which is required to take full advantage of volume discounts or other economies of scale. Therefore it is difficult to integrate these purchases with the enterprise's procurement policies and business rules.

     Buying organizations in a variety of industries that were surveyed by the Aberdeen Group, a computer and communications research and consulting organization, reported that it typically costs $107 per requisition for orders processed manually, compared with $30 on average to process an order through an internet automated procurement system.

Further, corporate purchasers often:


   o have immediate needs for critical items that are highly technical and have exacting criteria;

   o need new products that they have not purchased before; and

   o must purchase these items from new and different suppliers.

     As a result, it is difficult and time-consuming for corporate purchasers to identify, compare, source pricing and purchase the office products required to meet their needs using the traditional approach. In fact, USC estimates that a typical corporate purchasing professional spends up to four hours weekly searching through paper catalogs and product literature and requesting technical data from various suppliers.

Suppliers

     Traditionally, suppliers have used two sales channels: traditional distributors and direct sales. While traditional distributors can give a supplier access to a broad market, distributors separate suppliers from the ultimate customer and may lack the ability to provide the technical and information assistance required to sell products.

     As a result, traditional distributors normally focus on selling commodity products. Conversely, direct sales provide suppliers with greater control and contact with their customers, enabling them to provide the technical assistance necessary for the sale of technical products. However, direct sales are often expensive and inefficient. Many suppliers have web sites that are essentially online versions of their catalogs, but these sites do not address the primary cause of inefficiency for buyers --the inability to find products, obtain lowest cost comparative and consolidate orders from different suppliers quickly and easily through a single service.

     Traditional purchasing methods also present a number of challenges to suppliers trying to reach corporate purchasing professionals with product information. Due to the high cost of printing and distributing paper catalogs, suppliers cannot cost-effectively manage frequent updates and distribution of time-sensitive information. In addition, individual researchers frequently move from enterprise to enterprise, making it difficult for suppliers to maintain contact with them. While some suppliers have developed internet web sites to communicate with individual purchasers, few have invested the significant time and money required to establish an effective e-commerce channel with their customer base

The online business-to-business market opportunity

     Recognizing the limitations of traditional procurement methods, several large companies have developed automated procurement and electronic data intercharge systems ("EDI"). These systems attempt to streamline the purchasing process and leverage purchasing volumes, but often have limitations. These solutions may only offer access to the products of one or a limited number of suppliers, are often closed systems with high up-front installation costs and may not be scalable. In addition, enterprises incur significant costs developing such internal EDI solutions, integrating them with other enterprise systems and maintaining their compliance with the enterprise's business rules and purchasing policies.

     Despite such efforts by certain enterprises, the fragmentation and complexities of the office products industry and the current paper-based procurement process create the need for a business-to-business e-commerce solution that seamlessly links suppliers and purchasers of products. To effectively address the needs of the corporate purchaser, a solution be cost-effective, easily implemented and maintained, enable the enterprise to enforce its particular purchasing policies and business rules, enable the collection of data to maximize volume purchase discounts and interface to multiple suppliers. To effectively address the needs of the corporate purchaser, a solution must be easy to use and provide comprehensive product selection, in-depth product information, specialized search capabilities and an efficient order and order-tracking mechanism. To effectively address the needs of customers and suppliers, it is important that the solution offer a neutral and fair marketplace with full catalog descriptions of products and retail product pricing information. In addition, the solution should offer suppliers an opportunity for incremental sales, the ability to offer customer-specific pricing and an opportunity to leverage any existing electronic catalogs that may be offered by the supplier. For these reasons, USC believes that the corporate office products market will be an early adopter of business-to-business e-commerce solutions and that it is well positioned to take advantage of this market opportunity.

USC solution

     The United Market(TM) solution will provide a comprehensive public web sites and customized private sites that address the current limitations of the office products supply chain by streamlining the process of buying and selling of office products and reducing associated transaction costs. The USC distributor-neutral approach allows it to create an open and scalable marketplace that it believes is more attractive to both buyers and sellers.

USC's solutions serve two primary and distinct customers:

Office administrators and purchasing professionals

     USC's solution allows office administrators and purchasing professionals to automate order processing, submit a request for quotation, consolidate purchase orders and payments and obtain purchasing information. This provides office administrators and purchasing professionals with greater access to purchasing information to better monitor and control purchasing patterns and to implement and enforce uniform purchasing policies that reduce procurement costs. Its solutions enable office administrators and purchasing professionals to:

o consolidate purchases to obtain the best discounted price from multiple suppliers/service providers onto one order;

o submit requests for quotations on a basket of goods, products and services that they are seeking to purchase;

o    streamline the purchasing process and reduce the likelihood of errors;

o    communicate and control purchasing policies and rules;

o    access detailed purchasing information and reports

o search its extensive database, using its industry-leading taxonomies, to compare products, attributes and technical data across multiple suppliers;

o    locate a specific product, equipment or supply item; and

o consolidate, purchase and track orders from multiple suppliers through the convenience of a single web site, 24 hours a day, seven days a week.

     In addition, USC's solutions are designed to be compatible with leading enterprise software systems and do not require organizations to install additional enterprise software systems. Any enterprise with internet access will be able to access the United Market.(TM) This compatibility allows organizations to avoid the expense, time and training typically required to install and support new enterprise software.

Service providers/suppliers

     USC's solutions offer service providers and suppliers a more efficient sales channel that cost-effectively provides many of the benefits of direct sales and distribution. As a result, by participating in its marketplace service providers and suppliers can expand their market reach and reduce sales, marketing and customer acquisition and order processing costs. USC's solutions enable suppliers to;

o more cost-effectively market and sell products through access to its global audience of corporate office supply purchasing professionals;

o    access valuable market and customer data;

o    leverage its e-commerce functionality without capital investment;

o    easily update product information;

o introduce new products to qualified buyers quickly and economically; and maintain contact with their customers.

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

Strategy

     USC's objective is to be the leading internet-based, interactive e-commerce business-to-business solution for buying and selling office products. It intends to achieve this objective through the following strategies:

Leverage USC's early to internet market position and build brand equity. USC will invest significant resources to establish a strong brand identity. Its brand recognition will enable it to attract a growing user base of qualified corporate office supply buyers and participating service providers/suppliers. It intends to continue to invest heavily in building the United-Source.com brand by accelerating its marketing, sales, advertising and public relations efforts. USC also intends to pursue strategic relationships with industry leaders, such as those it has established with Commerce One, to accelerate market awareness and demand for its e-commerce solution. USC intends to leverage its strategic relationship with Paradigm to gain entry into and establish relationships with their enterprise customers and office product service providers and suppliers. USC also intend to pursue an aggressive brand development strategy through targeted advertising and promotions, press coverage and participation in trade associations and industry events.

Enhance customer loyalty to increase repeat purchases. USC intends to emphasize a high level of customer service in order to enhance customer loyalty and facilitate repeat purchases by its customers. In addition, it will provide its customers with a comprehensive portfolio of solutions that delivers a compelling user experience and an efficient fulfillment process.

Maintain blind bid service provider/supplier neutrality. USC intends to maintain a "blind bid" service provider/supplier neutral position to better serve its purchaser users by soliciting the lowest bid for a purchase order from the service provider/suppliers in the United Sourcing Network(TM), which will include aggregated orders to the extent practicable, and maximize its market opportunity. It believes that its distributor neutral approach has and will continue to allow us to provide its users access to broad and unbiased product information. USC believes that this will maximize the attractiveness of its United Market(TM) to all customer and supplier segments.

Increase usage of United Market(TM) and drive operating efficiencies. USC intends to aggressively increase the base of enterprise customers using the United Market(TM), and drive rapid adoption within current and future enterprise customers. Its hosted, internet-based procurement solution can be quickly and easily installed at the enterprise, reducing the initial commitment of time and capital for new enterprises adopting its solution. To encourage implementation throughout the enterprise, USC charges no initial fees. Additionally, it will continue to educate users within its existing and future enterprise customers about the benefits of its solution and provide training on its use, thereby accelerating adoption The cost of processing individual transactions will drop as the volume of transactions processed by the United Market(TM) continues to grow, and through such increased volumes and further automation of its solution, it will strive to achieve economies of scale across is business.

Maximize procurement software leadership and enterprise compatibility. USC will concentrate its efforts on integrating its marketplace solution with Commerce One and other leading

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

enterprise software vendors for ease of access over the internet. This integration will allow it to accelerate buyer adoption of its services, offer suppliers a broader sales channel and maximize its market opportunity. In addition, its platform independence will allow USC to concentrate its technology spending on its core procurement solutions rather than diverting its resources to create redundant and potentially competitive enterprise software functionality. USC will continue to expend substantial efforts to develop, purchase or license technological advancements to its procurement solution to enhance its reliability functionality and ease of integration with existing or newly developed enterprise resource planning applications and other procurement Systems. USC intends to further automate interfaces with key suppliers, which will enable timely updates of product information, as well as Inventory availability. USC also intends to improve its customer- and supplier-specific pricing flexibility.

Expand USC's product and service offerings. USC intends to advance its market leadership by continuing to expand the selection of office products offered on its web site, which will allow it to attract additional purchasing professionals and accelerate adoption by enterprises. USC is also committed to growing its portfolio of services to provide the most efficient and comprehensive buying and selling experience for the corporate office community. USC intends to develop additional services and functionality internally as well as explore acquisitions of complementary service offerings. A growing number of suppliers and products in the United Market(TM) will potentially draw more enterprise customers and accelerate adoption by purchasing officers. As the United Market(TM) attracts a critical mass of enterprise customers and purchasing officers, USC believes the buying power of these customers will attract additional suppliers to its marketplace. USC also believes this growth cycle will help create a network effect, where the value to each in the network increases with the addition of each new participant, increasing the overall value of the United Market(TM).

Products and services

     United-Source.com is a web-based marketplace that serves the needs of corporate purchasing professionals by providing an easy to use, internet accessed, comprehensive portfolio of solutions. Leveraging its existing customer base and extensive industry knowledge, USC has built a market-driven portfolio of services. In addition to its primary offering, an e-commerce marketplace for public and private buyers, it offers customers extensive online products and services, including a comprehensive sourcing guide, blind bid auctions, discounted products and other resources. Its services enable buyers and suppliers to efficiently gather and update product information, conduct transactions and facilitate post-order activities. USC believes this comprehensive interactive, "blind bid", aggregated purchase order offering provides its customers with a unique online marketplace for office products. Set forth below is a detailed description of its products and services.

The office product categories offered on the United Market(TM) include:


o    Traditional Office Supplies

o    Janitorial Supplies

o    Disposable Food Service Packaging

o    Coffee Services

o    Vending services and Products

o    Snack Products, Spring and Filtered Water Products

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


United-Source.com market solution

     A primary component of the United-Source.com market solution is its electronic purchasing service that allows users to buy over 150,000 office products and supplies from its growing database of over 100 service provider/suppliers. Buyers are able to search its proprietary office product taxonomy. Buyers can also search across multiple suppliers' products simultaneously, compare product attributes, order products from multiple suppliers on one consolidated order form, track order status, receive one invoice and have a single point of contact for customer service. Buyers can also track order history and create a customized list of frequently purchased products for easy repurchase.

     Once a buyer submits an order which has been accepted by the service providers/suppliers at an open "blind bid", lowest winning bid price, its customer care professionals oversee the order fulfillment process. USC purchases the items from manufacturers/suppliers, and arranges either for shipment from the manufacturers to its warehouse for fulfillment and delivery directly or through the service providers to the customers. After the products are shipped, USC presents to the buyer a consolidated invoice for the products purchased. Buyers then pay USC by credit card/procurement card or through a more traditional pre-approved credit account setup and payment system.

     For customers requiring specific customization, such as pre-negotiated pricing discounts from preferred service providers/suppliers or more advanced integration with enterprise systems, USC offers customized versions of its marketplace that allows purchasing agents in leading corporations and industrial organizations to access enterprise-specific pricing while also facilitating internal approval, workflow routing and financial system integration.

Sales, marketing and customer support

     USC markets and sells its United Market(TM) and the United Sourcing Network(TM) through direct sales, traditional and internet marketing initiatives and co-marketing relationships. Its primary audiences in the corporate and industrial markets are office administration executives, who drive the decision-making process, and purchasing professionals, who drive the procurement process. Since its potential customers and users fall within a defined market segment, it is able to identify and target the purchasing decision makers and potential users who will influence the decision to adopt a procurement solution.

     Its experienced sales force concentrates on deploying its enterprise compatible solutions to larger purchasing organizations. USC also sells its purchasing solutions to medium-sized and smaller buyers. In addition, USC's sales team assists suppliers in offering their products through its e-commerce solutions. By leveraging their experience, it expects to continue to attract and retain office administrators, purchasing professionals and suppliers, thereby growing its installed customer base and increasing repeat purchases.

     USC leverages a variety of marketing channels to build its brand equity as well as promotes its solutions to both buyers and suppliers. These channels include direct marketing, print and online advertising, trade shows and seminars. USC intends to use a public relations group to communicate new product and service offerings and other enhancements to industry analysts and targeted corporate office administration and business press on a regular basis through a combination of press releases, phone briefings, in-person meetings and trade show appointments.

     USC believes that it can establish and maintain long-term relationships with its customers and suppliers, and encourage repeat visits and purchases by its customers if, among other things, it has good account management, customer support and service. Its customer support and service personnel handle general customer inquiries and basic technical questions, answer customer questions about the ordering process and investigate the status of orders, shipments and payments. USC has automated certain of the tools used by its customer support and service staff, such as tracking screens that let its support staff track a transaction by any of a variety of information sources. At any time in the purchasing process, a customer can access its support staff by fax or e-mail by following prompts located throughout its web site or by calling its call center through its toll free telephone line.

Strategic relationships

     USC believes that a key element to the successful implementation of its business strategy is to establish strategic relationships with prominent buyers and suppliers of office products. USC believes these relationships will assist it in accelerating its aggregation of content, increasing the transaction volume on the United Market(TM), achieving further brand awareness and building a critical mass of important core customers.

Supplier relationships

Strategic relationship with paradigm

     USC recently entered into a Supply and Fulfillment Agreement with Paradigm to market Paradigm office products using the United Market(TM). The agreement gives USC the right to offer approximately ____ Paradigm-distributed products to its customers through the United Market(TM). USC currently expects to make the majority of these products available through the United Market(TM) by the third quarter of 2000.

     USC will fulfill the winning bid suppliers/service providers through the United Market(TM) by relying on Paradigm for fulfillment and customer service. USC will be primarily responsible for fulfillment and customer service for all core product and spot buying orders received from Paradigm customers through the United Market(TM).

     Paradigm and USC will jointly market the United Market(TM) to Paradigm's existing and new customers and will jointly solicit several key existing Paradigm suppliers to distribute, market and sell their products through the United Market(TM) procurement solution. USC believes the Paradigm strategic relationship will enhance and broaden the United Market(TM), allow USC to obtain aggregated order pricing from suppliers, and the spot buying services will enable USC to offer complete fulfillment capability to current and future Paradigm customers through the United Market(TM). USC believes the Paradigm strategic relationship will accelerate adoption of the United Market(TM) by Paradigm customers, which include major U.S. companies, and will enable it to establish relationships with additional key suppliers and customers.

A majority of the shares of USC are owned by shareholders of Paradigm See "Related Party Transactions."

Service provider/suppliers

The twenty largest product manufacturers of the products to be offered on the United Market(TM) are:

Kimberly Clark Corp.                Sweetheart Cup Company                 Southern Container Corp.
Uniwest New York                    Tenneco/PCA                            Dart Container Corp.
Fort James Corp.                    American Tissue Corp.                  Sealed Air Corp.
Ranpak Corp.                        Georgia Pacific Corp                   International Paper
Stone Container Corp.               Proctor & Gamble Company               Prairie Packaging Inc.
Solo Cup Co.                        The Chinet Co.                         Genpak Corp.
The Fonda Group                     Marcal Paper Mills Inc.                James River/Dixie
Bagcraft Packaging LLC              The Dial Corp

     USC has endeavored to enter into agreements to be the exclusive third party provider of electronic marketplace services in the United States for office products service providers in the United Sourcing Network(TM).

     USC anticipates that these agreements will provide that:

o USC will be the exclusive third party provider of electronic marketplace services in the United States for the service provider/supplier for a period of time;

o the service provider/suppliers will promote its marketplace, including participating in co-marketing and advertising programs;

o these service provider/suppliers will serve as an advisory board for its management by providing suggestions and feedback and reviewing potential new services;

o these service provider/suppliers will utilize its marketplace for their purchases of office products; and

o these agreements may be terminated by either party for material breach or upon the occurrence of bankruptcy or similar events.

     USC believes that these exclusive supplier relationships will provide it with a competitive advantage by assisting it in accelerating its aggregation of product content and providing potential buyers with a broader range of products.

     The twenty largest (by volume of Paradigm sales to them) service providers/suppliers that have been Paradigm customer's, which USC anticipates will become service provider/suppliers in the United Sourcing Network(TM) are:

Aramark Corp.                       Allied Strauss Office Supply           Lackmann Food Service
Corporate Coffee Systems            Wechsler Coffee Corp.                  Balducci
Corporate Essential                 Luv A Cup                              Coffee Distribution Corp.
Physician Sales Services            Eagle Box Company                      Marriott Corp.
Jittney Food                        Sunget Supply Inc.                     Filterfresh Corp.
Candler Coffee Inc.                 Penn Paper Inc.                        Aramaday Paper Products
Regal Coffee Service                Service America Corp.

Technology

     The United Market(TM) is a hosted procurement solution that will reside entirely on fault-tolerant servers hosted by Commerce One and is accessible by standard browsers, requiring minimal software installation at the customer site, and enabling rapid deployment of applications, enhancements and updates. USC's production data center will be hosted at Commerce One. USC entered into five agreements on April 13, 1999 with Commerce One regarding the development, operation, hosting and maintenance of the USC United Market.(TM) USC has entered into a Buyside Portal Edition and MarketBuilder License Agreement, a MarketSite Access Agreement, a Master Hosted Application Service Agreement, an Auction Services Agreement and a Master Consulting Services Agreement.

System architecture. The United Market(TM) will include three layers of technology:

Process and communication layer. This layer integrates its system with its customers' client applications Using protocols that traverse corporate firewalls, such as http, ftp and EDI, to provide a seamless operation of the United Market(TM) and procurement solution. This layer is implemented using standard web servers, and supports standard internet protocols such as http, ftp and XML.

Electronic services layer. This layer delivers all of its system's functionality. The United Market(TM) and procurement solution uses existing and proprietary software to deliver proprietary services including internet catalog development and maintenance tools, search functionality, workflow integration, product pricing and estimated shipping handling and freight charges.

Enterprise services layer. This layer delivers certain services required to run the United Sourcing Network(TM) system, including financial services, development and maintenance of the product master database, customer service systems and the data warehouse. To meet its unique scale requirements for product information management, USC developed a proprietary data warehouse system.

Customer integration. The United Market(TM) can be configured and integrated to meet an enterprise customer's needs, including.

     Customer view. The procurement solution graphical user interface may be tailored for each enterprise customer, allowing an enterprise customer to select specific suppliers from its supplier list, and to customize the user's view in accordance with business rules and policies implemented by the purchasing department.

     Login and authentication. For enterprises that do not have a single authoritative directory services system enabling single login functionality across the enterprise, the USC procurement solution provides an authoritative enterprise authentication and authorization list along with the user roles, credit limits, and approval workflow. For enterprises that have a single authoritative directory services system, the USC procurement solution directly integrates with the enterprise's authoritative data source to maintain the current permitted user list, and provides seamless access by the user and simple management for the enterprise.

     Purchasing application integration. The USC procurement solution integrates with commercial purchasing applications, such as Ariba or Commerce One, as well as internally developed purchasing applications, through Open Buying on the internet, an industry standard protocol for internet purchasing, or by integrating directly with a proprietary format such as Commerce One's protocol.

     Custom pricing. USC has developed algorithms to support existing contract pricing agreements between customers and suppliers. This custom pricing can be implemented either by (a) pricing contract tables that list discount rates for a specific product, buyer or supplier relationship; or (b) direct integration with the supplier systems to extract real time pricing and availability information.

     Search services. USC's search software leverages a combination of full text search and relational technology to deliver a unique search tool customized to the office products industry. Each of the product specific search levels also includes parametric searching capabilities to search for products with specific attributes, or ranges of attributes.

     Product pricing estimation. USC has developed algorithms to estimate shipping, handling and freight charges associated with any customer order. These algorithms integrate customer requirements for shipping delivery time, product weight, and product type (including requirements for hazardous materials and product packaging such as blue ice). These algorithms provide its users with estimated shipping, handling and freight cost, and make appropriate decisions given their delivery timing requirements.

     Workflow. USC has developed simple workflow technology to implement each enterprise customer's business rules and processes. These workflow rules include credit limit checks, multilevel approval and e-mail based notification of any order changes. This system streamlines the purchasing process by automating approval routing, and enables real time customer service through direct customer notification.

     Technical support. USC offers technical support to respond to any customer service disruption. In addition to off-the-shelf site instrumentation and monitoring software, it has developed custom monitoring agents that measure key USC application parameters. This proprietary software enables it to provide high quality technical support.

Intellectual property

     USC relies on a combination of trade secret, copyright and trademark laws, license agreements, nondisclosure and other contractual provisions and technical measures to protect its proprietary' rights in its products, technology and processes. USC pursues the registration of its trademarks in the United States and internationally, however, it may not be able to secure adequate protection for its trademarks in the United States and other countries. USC has applied for registration of the marks United-Source.Com, United Sourcing Network(TM), USC and the Blind Bid Exchange and the United-Source.com logo in the United States. USC's software technology is not patented and existing copyright laws offer only limited practical protection. USC cannot guarantee that the legal protections on which it relies will be adequate to prevent misappropriation of its technology. Moreover, these protections do not prevent independent third-party development of competitive products or services. Furthermore, the validity, enforceability and scope of protection of intellectual property in internet-related industries is uncertain and still evolving. The laws of some foreign countries do not protect intellectual property to the same extent as do the laws of the United States. USC believes its products, trademarks and other proprietary rights do not infringe upon the proprietary rights of third parties. However, USC cannot provide any guarantees about the third party products sold on its web site or that third parties will not assert infringement claims against it in the future or that any such assertion will not require it to enter into a license agreement or royalty agreement with the party asserting a claim. If the products sold on its web site infringe the proprietary rights of third parties, it may be deemed to infringe those rights by selling such products. Even the successful defense of an infringement claim could result in substantial costs and diversion of its management's efforts.

     USC also licenses, and will continue to license, certain content for its online services from third parties. Additionally, it intends to license a significant portion of its transaction fulfillment system from third parties. These third-party content licenses may not be available to it on favorable terms in the future. In addition, it must be able to successfully integrate this content in a timely arid cost-effective manner to create an effective finished product. If it fails to obtain necessary content on favorable terms, is unable to successfully integrate this content or if it is unable to continue to license its order fulfillment transaction systems on favorable terms, it could have a material adverse effect on its business operations.

Competition

     The online office products market is new, rapidly evolving and intensely competitive. USC's primary competition includes the following:

E-commerce providers. A number of e-commerce providers have established online stores and/or catalogues and are attempting to build an online e-commerce brand in the office products market. These competitors include companies such as US Office Products and Staples.com.

Suppliers' e-commerce initiatives. Many suppliers have developed their own e-commerce enabled web sites, which tend to be online catalogues of their traditional off-line product list. As the online market for office products and services grows, USC expects that these and other office suppliers will further develop their own online services.

   USC believes that companies in this market compete based on:

o    brand recognition;

o    number and quality of product offerings;

o    price;

o    ease of use; and

o    customer service and fulfillment capabilities.

Competition is likely to intensify as this market matures. As competitive conditions intensify, competitors may:

o enter into strategic or commercial relationships with larger, more established and well-financed companies; secure services and products from suppliers on more favorable terms;

o    devote greater resources to marketing and promotional campaigns;

o    secure exclusive arrangements with buyers that impede its sales; and

o    devote substantially more resources to web site and systems development.

     USC's current and potential competitors' web sites may achieve greater market acceptance than USC. Many of its existing and potential competitors, including large traditional distributors, have longer operating histories in the office products market, greater name recognition, larger customer bases and greater financial, technical and market resources than it does.

     In addition, new technologies and the expansion of existing technologies may increase competitive pressures. As a result of increased competition, it may experience reduced operating margins, as well as loss of market share and brand recognition. USC cannot be certain that it will be able to compete successfully against current and future competitors and competition could have a material adverse effect on its revenue growth and earnings.

Government regulation

     Due to the increasing popularity and use of the internet, it is possible that a number of laws and regulations may be adopted or interpreted in the United States and abroad with particular applicability to the internet. It is also possible that new laws and regulations may be adopted or interpreted by the United States and foreign governments, to address the sale and distribution of office products utilizing the internet. In addition, it is possible that government may enact legislation that may be applicable to USC in areas such as content, product distribution, network security, encryption and the use of key escrow, data and privacy protection, electronic authentication or "digital" signatures, illegal and harmful content, access charges and re-transmission activities. Moreover, the applicability to the internet of existing laws governing issues such as property, ownership, content, taxation, defamation, personal privacy, product liability and environmental protection, as well as the necessity for governmental permits, labeling, certifications and the need to supply information to relevant parties, is uncertain. Most of these laws were adopted before the widespread use and commercialization of the internet and, as a result, do not contemplate or address the unique issues of the internet and related technologies. Any export or import restrictions, new legislation or regulation or governmental enforcement of existing regulations may limit the growth of the internet, increase its cost of doing business or increase its legal exposure. Any of these factors could have a negative effect on its business, revenues, and results of operations arid financial condition.

Property

     USC is currently located at 1979 Marcus Avenue (Suite 210), Lake Success, New York 11042, where it currently leases approximately 800 square feet of office space. USC expects these facilities to be sufficient to the foreseeable future.

     USC has also entered into the Supply and Fulfillment Agreement with Paradigm, wherein Paradigm houses its inventory ready for shipment to its customers. The warehouse is located in Brooklyn, New York. As it rolls-out its United Sourcing Network(TM) on a national basis, it anticipates that additional warehousing and fulfillment facilities will be required.

Employees

     USC currently has three full time management employees. None of its employees are covered by a collective bargaining agreement. It considers its relations with its employees to be good.

Legal proceedings

     USC is not a party to any material legal proceedings.

Management's discussion and analysis of Hannibal's financial condition and results of operations

     Giving effect to the tax-free reorganization resulting in the organization of Hannibal as a Delaware entity, and picking-up of the operations of the Nevada entity from inception in May, 1999, Hannibal has been able to fund all of its commitments from funds made available to it by its parent, BIOF. In the opinion of management, funds to be received from the parent corporation will be more than sufficient to meet all of Hannibal's anticipated financial needs over the next twelve months, which needs consist solely of the type of expenses incurred by any public company. The acquisition by Hannibal of USC will result in USC being responsible for Hannibal's on-going public company type expenses. BIOF has agreed to cause Hannibal to be debt-free at the closing with USC.

Management's discussion and analysis of USC's financial condition and results of operations

Inception through March 31, 2000

     USC was formed in December 1999 and is a development stage enterprise and has not had significant sales. USC's operating activities since inception have been related primarily to the design and development of our United Sourcing Network(TM) and United Market(TM), building its corporate infrastructure, establishing relationships with suppliers and customers and raising capital.

     USC has generated only immaterial revenues to date and its ability to generate significant revenues is uncertain. For the period from inception to March 31, 2000, USC was in the start-up stage and had no assets and incurred approximately $4,518 of liabilities. USC has incurred losses since inception and, as of March 31, 2000, we had an accumulated deficit of approximately $4,519. USC currently expects our losses to continue for the foreseeable future and we cannot assure you that we will ever achieve or sustain profitability.

     USC believes its success depends on completing and enhancing the features and functionality of the United Sourcing Network(TM) and United Market(TM) and enterprise purchasing exchange, establishing key strategic supplier and customer relationships, and accelerating market awareness and demand for the United Sourcing Network(TM) and United Market(TM). Accordingly, we intend to continue to invest heavily in sales, marketing and development activities. USC has limited operating history upon which to base an evaluation of our business and we cannot assure you that our revenues will increase in future periods. USC's business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in early stages of development, particularly companies in new and rapidly evolving markets such as electronic commerce.

     From inception, USC has increased its level of spending to build its infrastructure and to develop its United Market(TM). USC intends to continue to increase its marketing, sales, research and development and administrative activities and to increase other operating expenses as required to integrate the operations and technologies of any future acquisitions. USC anticipates that its expenses could significantly exceed any revenues generated by this increased spending.

Liquidity and Capital Resources

     Since inception, USC has funded its operations primarily through the private sale of its preferred stock. Since March 31, 2000, it has raised net proceeds of approximately $1.2 million through the private sale of our Series A Convertible Preferred Stock (the "Series A Preferred"). USC sold 310,000 shares of Series A Preferred at a price of $4.00 per share to four "accredited investors" as that term is defined under Rule 501 of Securities and Exchange Regulation D. The Series A Preferred is convertible at the option of the holder into common stock at any time on a one share of common stock-for-one share of preferred stock basis. In addition, until August 31, 2000, each holder of the Series A Preferred has the option to double their investment in Series A Preferred, such that if all holders exercised this option the number of shares of Series A Preferred would increase to 600,000 shares.

     USC currently anticipates that the net proceeds from this offering, together with its current cash, cash equivalents, and equipment lease line, will be sufficient to meet its anticipated cash needs for working capital and capital expenditures for at least the next 12 months. However, USC may need to raise additional funds in future periods through public or private financings, or other arrangements to fund our operations and potential acquisitions, if any, over a long-term basis until we achieve profitability, if ever. Any additional financings, if needed, might not be available on reasonable terms or at all. Failure to raise capital when needed could seriously harm our business and results of operations. If additional funds are raised through the issuance of equity securities, the percentage of ownership of our stockholders would be reduced. Furthermore, these equity securities might have rights, preferences or privileges senior to our common stock.


                                   MANAGEMENT

Hannibal Management

Officers and directors

     The following table sets forth the name, age and position of each director and executive officer of Hannibal:

Name                                 Age       Position
----                                 ---       --------
David R. Stith                       70        President and Director
Herbert S. McDonald                  62        Vice President and Director
Desiree L. Pierson                   36        Treasurer, Secretary and Director

     David R. Stith has served as the President and a Director of Hannibal since its inception. In such capacity, Mr. Stith has been involved in the management of Hannibal's litigation assets and reorganization into a Delaware corporation. Mr. Stith was the Vice Chairman and a Director of BIOF from November 1991 to October 5, 1998, and President of BIOF from November 15, 1996 to October 5, 1998. Mr. Stith founded Underwater Technics in 1967 and has served as its Chairman and President since such date. Mr. Stith led the crew that cleaned up the major oil spills from the tankers the "Elias," the "Melon," and the "Athos." Mr. Stith was also involved in underwater testing for the National Aeronautics and Space Administration, and led the crew that dove for sunken treasure on the Spanish Gallon "San Jose" which sank off Columbia in 1708.

     Herbert S. McDonald has served as the Vice President and a Director of Hannibal since its inception. Prior to such position, Mr. McDonald was a Director of BIOF from December, 1995 to October 5, 1998. Mr. McDonald has, since January 1993, been the President of the Fulcrum Group, a management consulting firm specializing in the restructuring and merger/acquisition of corporate clients. Mr. McDonald was the President and principal shareholder of European Automotive Products, Inc., a major importer of imported cars specializing in higher end German automotive parts, from August 1990 to January 1993. Prior thereto, Mr. McDonald was the President and principal shareholder of Fulcrum Investments, a firm making investments in manufacturing, leasing, automobile dealerships and real estate.

     Desiree L. Pierson has served as the Treasurer and Secretary and a Director of Hannibal since its inception. Prior to such position, Ms. Pierson was the Secretary of BIOF from January, 1996, to October 5, 1998. Ms. Pierson was an employee of BIOF from 1991 until June 28, 1996. In her capacity as Secretary, Ms. Pierson's duties included shareholder relations, matters involving the Transfer Agent and corporate record keeping and did not include corporate decision making or substantive matters involving BIOF. Upon the rescission of the transaction between BIOF and LCC, Ms. Pierson again became the Secretary.

Executive compensation

     No officer or director has received any remuneration from Hannibal. Although there is no current plan in existence, it is possible that Hannibal will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of Hannibal's business plan. Hannibal has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of its officers or directors, but the Board of Directors may recommend adoption of one or more such programs in the future. Hannibal has no employment contract or compensatory plan or arrangement with any officer of Hannibal. The directors currently do not receive any cash compensation from Hannibal for their service as a member of the board of directors. There is no compensation committee and no compensation policies have been adopted. Upon the closing of the transaction with USC, all of the Hannibal directors and officers will resign and none of the possible benefits mentioned in this paragraph will be implemented.

     Pursuant to the terms of the Stock Exchange Agreement entered into between Hannibal and USC, a condition of the closing of the acquisition of 100% of the Common Stock of USC by Hannibal is that four of the five members of the Hannibal Board of Directors be designated by USC. Such designation and election will occur at the closing of the transaction, which closing is to occur simultaneously with the closing date of the offering contemplated by the registration statement of which this prospectus forms a part. The four designees of USC to be elected as directors are identified by an asterisk (*) set forth opposite their names in the table below.

     The Hannibal designee to the Board to be elected at the closing of the USC transaction is Lucille V. Corrier. Ms. Corrier is a founder of a marketing communications consulting firm that helps companies market and sell their products and services. Her services have been utilized by foreign and domestic professional services firms, financial services entities, government agencies, industry associations and not-for-profit groups. Since 1990, her company has served such clients as ASA (until recently a subsidiary of AT&T), Deloitte & Touche, Baker & McKenzie, Booz-Alan, the Environmental Protection Agency, Rockefeller Financial Services and others. Prior to 1990, Ms. Corrier was a director of marketing communications of Deloitte & Touche and directed marketing communications for Mobil Oil in the United States. Ms. Corrier has an MBA from Columbia University, is a past president and current board member of the Financial Women's Association of New York, is a board member of The International Alliance, and is a Conservator of the New York Public Library.

USC Management

Officers and directors

     The following table sets forth the name, age and position of each director and executive officer of USC:

Name                           Age       Position
----                           ---       --------
*Ralph Bianculli               40        Chairman of the Board, President and Chief Executive Officer

*Ira Baer                      58        Vice President and Secretary

Frank Musciano                 47        Vice President of Operations

Frank Rule                     56        Director of Information Systems and Technology

*Richard Goldstein                       Director

*Joseph McDonald               40        Director


     Ralph Bianculli has served as Chairman of the Board and Chief Executive Officer since November 1999. Ralph is a 16 year veteran in the Service Management industry. Starting his career with Aramark Corp. as a Division Manager responsible for $20 million in multi-unit food service operations. Until November, 1999, Mr. Bianculli was the Vice President of the Food Services Division for Spiro Wallach/Unisource. Unisource is a $7 billion logistics supply company owned by Georgia Pacific Inc. He was the Chairperson for the Regional Purchasing Council for Unisource. Mr. Biaculli has been honored with the President's award for being an innovator in developing new sales concepts for Unisource and in 1999 was honored as "Man of the Year" for his humanitarian work throughout Long Island and the New York Metropolitan area. Mr. Biaculli is on the Board of Directors of the National Beverage Products Association and a Board Member of the Eastern Regional Office Services Group.

     Ira Baer has served as Executive Vice President since January 2000. He is a 32 year veteran of the Service Management industry. After serving in the U.S. army and attaining the rank of Sergeant, Mr. Baer started his career managing Office Coffee service businesses in the New York tri-state metropolitan area from 1966 to 1986. In 1987, he joined Aramark Services as the Sales manager of the New York Metro Market Center in Refreshment Service Division. In 1989, he was promoted to General Manager in Tampa, Florida to run the $14 million southeast Florida Market Centers. In 1992, Mr. Baer was promoted to Regional General Manager to run the $25 million Metro New York Market Centers. Mr. Baer has become one of the industry leaders in the Service Management industry and has been recognized for his sales and marketing efforts by his peers and industry leaders through Executive Awards in his career. He has developed the

"World Class Customer Service" program which has been implemented nationally for Aramark Corp. He is a Board member of the Long Island and Metro New York Association to Feed the Homeless.

         Frank Musciano has served as Vice President of Operations since November 1999. He started his career with Pillsbury Group in 1974 managing a multi-unit food service operation. In 1980, he started a 17 year career with Ararnark Corp, the largest service management company in the world. Mr. Musciano held key management positions, and finished his career at Ararnark as Vice President of the Northeast Division. In 1988, he joined Unisource/Spiro Wallach Division as head of Sales and Marketing. Mr. Musciano is a member of the Board of Directors of the United States Military Officers Clubs of America.

     Frank Rule has served as Director of Information Systems and Technology since May, 2000. Mr. Rule has spent 35 years in the field of computer science. Mr. Rule started his career at the National Sugar Refinery Company in an entry level position and advanced to Director of Data Processing. After 16 years, in 1981, he joined Aramark Corporation as a Senior Systems Analyst. Mr. Rule was promoted to Director of Information Systems and Technology for the Refreshment Services division of Aramark. Mr. Rule has designed and managed the implementation of Business Systems throughout his career both for his employers and their clients. Mr. Rule holds a BS in Business Management from St. Josephs University in Philadelphia, PA.

     Richard Goldstein graduated from the University of Hartford in 1994 with a BBA in Business Administrations/Marketing. Mr. Goldstein began his sales/marketing career as assistant to the National Sales Manager of Charmer Industry, the leading distributor of liquor. He was head of promotions and marketing. In 1995, Mr. Goldstein became an account executive for Spiro Wallach, Inc. In 1997, he was promoted to Director of Major Accounts for Unisource. Mr. Goldstein is presently Vice President of Sales for United Supply Systems. For the past five years, Mr. Goldstein has been a Senior manager for national trade shows and conventions. Mr. Goldstein has been on the advisory committee and Chairman of the 1999 Testimonial Dinner for the FSD Foundation.

     Joseph McDonald began his career with BT Office Products in 1995 as Sales Manager based in their North Bergen facility. In 1997, Mr. McDonald was promoted to the position of Vice President of Sales of the New York Division of BT. Upon merger of Corporate Express and BT Office Products, Mr. McDonald was promoted to Senior Vice President of Sales for the combined company and was asked to oversee all sales in the New York metro area for the largest B2B office products company in the world. On August 1, 2000, Mr. McDonald was appointed Managing Director of Global Accounts. Mr. McDonald's responsibility will be to develop, implement, and manage the entire global account program for Corporate Express. Mr. McDonald is based in New York City.

Executive compensation

Stock option plan

     A total of 1,000,000 shares of Common Stock have been reserved for issuance to employees, directors and consultants upon exercise of incentive and non-statutory options granted under the USC 2000 Stock Option Plan. As of the date hereof, no options to purchase shares of Common Stock have been issued under the 2000 Stock Option Plan. Under the 2000 Stock Option Plan, options may be granted to employees, directors and consultants. Only employees may receive "incentive stock options," which are intended to qualify for certain tax treatment; nonemployees receive nonstatutory stock options, which do not qualify for such treatment. In the event of a change in control of USC, including a merger or sale of substantially all of USC's assets, outstanding options shall be assumed by any successor corporation unless the administrator of the 2000 Stock Option Plan elects to make some or all of such options exercisable and in any event, one-half of the options then-outstanding and not otherwise exercisable become exercisable upon a change of control. The exercise price of incentive stock options under the 2000 Stock Options Plan must at least equal the fair market value of the Common Stock on the date of grant. Options granted to employees are subject to a four year vesting schedule and must be exercised within approximately five years of grant. The board of directors may amend or modify the 2000 Stock Options Plan at any time.


Employment agreements

     USC entered into an employment agreement with each of its three senior executive officers effective June 1, 2000. The employment agreements with Ralph Bianculli, Frank Musciano and Ira Baer have an initial term of two years. Each of the agreements will automatically renew for successive one year terms unless the employee gives USC three months notice of his desire to resign or USC gives the employee three months notice of our desire to not extend the employment term. If USC terminates an employee without cause or if the employee resigns after a change of control in our ownership, the employee is entitled to three months of severance compensation and benefits. In addition, each employment agreement prohibits the employee from competing with USC during the term of his employment agreement and for one year thereafter.

                          Security Ownership of Certain
                        Beneficial Owners And Management

     As of June 30, 2000, no person other than Hannibal's parent corporation BIOF owned of record or beneficially any shares of Hannibal Common Stock. BIOF held of record the one share of Hannibal Common Stock then issued and outstanding. The distribution by Hannibal of an aggregate of 1,323,392 shares of its Common Stock to the shareholders of BIOF on a one-for-four basis will result in no one person owing beneficially more than five (5%) of Hannibal's Common Stock. As a result of their ownership of BIOF Common Stock, Messers David R. Stith and Herbert S. McDonald, directors of Hannibal until the closing with USC, will receive, respectively, 22,000 shares and 17,000 shares of Hannibal Common Stock upon the one-for-four distribution to the shareholders of BIOF.

         Giving effect to the consummation of the transaction with USC, and to the aggregate of 22,000,000 shares that will then be issued and outstanding, the following table sets forth the number of Hannibal shares of Common Stock to be owned of record or beneficially by each executive officer and director of USC and by each person who will own of record or has been identified by USC to become a beneficial owner of more than five (5%) of Hannibal's issued and outstanding shares of Common Stock, as well as the ownership of Hannibal Common Stock by all executive officers and directors of USC as a group:

                                                                                                                       Number of
                                   Position with        Number of          Number of            Percentage of        Shares Owned
Name                                the Company       Shares Owned        Shares Offered        Shares Owned          After Sale
----                               -------------      ------------       ----------------      --------------        ------------
Ralph Bianculli                   Chairman and         14,787,000              ---                  67.2%             14,787,000
                                   Chief Executive
                                   Officer

Ira Baer                          Vice President        1,200,000              ---                  .54%               1,200,000
                                    Secretary

Frank Musciano                    Vice President          200,000              ---                   N/A                 200,000

Frank Rule                        Director of              42,000              ---                   N/A                  42,000
                                    Information
                                    Systems and
                                    Technology

All directors and officers
as a group                                             16,229,000                                  73.77%             16,229,000

                            Description of securities

Hannibal

General

     The following description of Hannibal's capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Hannibal's articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Delaware law.

     Hannibal authorized capital consists of 50,000,000 shares of Common Stock, par value $.001 per share and 5,000,000 shares of Preferred Stock. Of the 50,000,000 authorized shares of Common Stock, an aggregate of 22,000,000 shares are reserved for issuance upon the completion of the USC transaction.

     Each record holder of Common Stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have preemptive rights to purchase shares in any future issuance of Hannibal's Common Stock. Because the holders of shares of Hannibal's Common Stock do not have cumulative voting rights, the holders of more than 50% of Hannibal's outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of Hannibal's directors.

     The holders of shares of Common Stock are entitled to dividends, out of funds legally available for the distribution of dividends, when and as declared by Hannibal's board of directors. The board has never declared dividends and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding-up of the affairs of Hannibal, holders of Hannibal's Common Stock are entitled to receive, ratably, the net assets of Hannibal available to the shareholders after payment of all creditors.

Shares available for future sale

     Prior to this offering, there has not been any public market for our Common Stock and there can be no assurance that such a public market will be developed or sustained after this offering.

     Upon the completion of this offering, we will have outstanding 22,000,000 shares of Common Stock. Of such shares, 2,200,000 shares will be freely tradable in the public market without restriction under the Securities Act, unless purchased by our "affiliates" as defined in Rule 144 under the Securities Act, as amended.

     Hannibal will have 19,800,000 shares of its Common Stock issued and outstanding that will be considered "restricted securities" under Rule 144 of the Securities Act of 1932, as amended.

USC

Preferred Stock

     USC's board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and to fix any of its qualifications, limitations or restrictions. The board can also increase or decrease the number of shares of any series to no fewer than the number of shares of that series then outstanding, without any further vote or action by the shareholders. USC's board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of USC's common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of USC and may adversely affect the market price of USC's common stock and the voting and other rights of the holders of USC's common stock.

Series A Preferred Stock

USC's Series A Preferred Stock shall remain outstanding after completion of this offering. USC's Series A Preferred Stock have the rights, preferences and privileges set forth below:

     Dividends. The Series A Preferred Stock shall not bear a dividend, provided, however, that no other series of preferred stock or common stock shall have a dividend declared or paid during any fiscal year of USC unless the Board of Directors shall have likewise declared and paid a dividend on the Series A Preferred Stock at the same rate per share.

     Liquidation Preference. In the event of any liquidation, dissolution or winding up of the affairs of USC, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of USC, the holders of the Series A Preferred Stock shall be entitled to receive, before the holders of any of the common stock or other classes of preferred stock of USC ranking junior thereto, out of the remaining net assets of USC, the amount of $4.00 in cash or in kind for each share of Series A Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to the shares of Series A Preferred Stock) plus any declared and unpaid dividends on such shares. After such payment shall have been made in full to the holders of the outstanding Series A Preferred Stock, or funds or assets necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series A Preferred Stock, so as to be and continue to be available therefor, the holders of the outstanding Series A Preferred Stock shall be entitled to no further participation in such distribution of the assets of USC.

     In the event, after payment or provision for payment of the debts and other liabilities of USC, the remaining net assets of USC are not sufficient to pay the liquidation preference of the holders of the Series A Preferred Stock, no such distribution shall be made on account of any shares of any other class or series of capital stock of USC ranking on a parity with the shares of the Series A Preferred Stock upon such liquidation unless proportionate distributive amounts shall be paid on account of each share of the Series A Preferred Stock ratably, in proportion to the full distributable amounts for which holders of all such parity shares, including other shares of Series A Preferred Stock, are respectively entitled upon such liquidation.

     In the event that USC shall be reorganized with, consolidated with or merged into any other corporation or entity in which the stockholders of USC immediately prior to any such event do not own a majority of the outstanding shares of the surviving corporation, or upon the sale of all or substantially all of the common stock or assets of USC such event shall be treated as a liquidation. At least ten (10) days prior written notice of such event shall be given to the holders of the Series A Preferred Stock by USC, so that such holders may avoid this treatment by converting to common stock prior to the liquidation event.

     Conversion of Preferred Stock into Common Stock. Each share of the Series A Preferred Stock shall be under subparagraph (a) below convertible at the option of the holder thereof and under sub paragraph (b) below automatically and mandatorily converted upon the occurrence of the event described therein; in either event, any such shares of Series A Preferred Stock shall be converted into fully paid and non-assessable shares of USC'S common stock par value $.001 per share.

     (a) Elective Conversion. Subject to any other provision of this paragraph, each holder of record of any share(s) of Series A Preferred Stock shall have the right to convert such holder's share(s) of Series A Preferred Stock, in whole or in part, including all accrued but unpaid dividends, if any, in accordance with the Conversion Ratio (defined below), subject to the adjustments set forth below, at his or her option, at any time and from time to time after the issuance of such shares of Series A Preferred Stock.

     Any holder of a share or shares of Series A Preferred Stock electing to convert his or her Series A Preferred Stock into common stock shall surrender the certificate(s) representing all of the share(s) of Series A Preferred Stock so to be converted, duly endorsed to USC or in blank, at the principal office of USC (or such other place as may be designated by USC), and shall give written notice to USC at said office that he or she elects to convert the same and therein set forth the name or names (what the address or addresses) in which the shares of common stock are to be issued.

     (b) Mandatory Conversion. Each share of the Series A Preferred Stock, and all accrued but unpaid dividends, if any, shall automatically and mandatorily convert, without the option of any holder of any share(s) of Series A Preferred Stock or any action of USC, to shares of common stock in accordance with the Conversion Ratio (defined below) on the date ("Automatic Conversion Date") (i) on which an initial public offering in which the gross proceeds are at least $10,000,000 ("Qualified Public Offering") is closed, or (ii) on which the holders of the Series A Preferred Stock having a majority of the then outstanding shares of Series A Preferred Stock consent in writing to such conversion.

     As soon as practicable after the Automatic Conversion Date, USC shall provide each holder of record of Series A Preferred Stock with notice of the automatic conversion and the Automatic Conversion Date and call upon the holders to surrender to USC, in the manner and at the place designated, the certificate(s) representing shares of the Series A Preferred Stock. Such notice shall be by mail to each holder of the Series A Preferred Stock at the address last shown on the records of USC for such holder or given by such holder to USC for the holder or given by such holder or given by such holder to USC for the holder for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of USC is located. Notwithstanding any failure by a holder to deliver the certificates representing his or her shares of Series A Preferred Stock, after the Automatic Conversion Date all such certificates of the Series A Preferred Stock shall be deemed to represent the appropriate number of shares of common stock.

     (c) Additional Provisions Applicable to All Conversions. Any conversion of Series A Preferred Stock into common stock pursuant to this paragraph shall be subject to the following additional terms and provisions:

          (1) All shares of the Series A Preferred Stock and all accrued but unpaid dividends, if any, shall be convertible (or, as the case may be, automatically converted) into common stock at the rate of one (1) share of common stock for each share of Series A Preferred Stock (the "Conversion Ratio"), subject to the adjustments set forth in this paragraph below.

          (2) In the event that USC shall at any time subdivide or combine in a greater or lesser number of shares of the outstanding shares of common stock, the number of shares of common stock issuable upon conversion of any shares of Series A Preferred Stock prior to the occurrence of such event shall be proportionately increased in the case of subdivision or decreased in the case of a combination, effective in either case at the close of business on the date when such subdivision or combination shall become effective.

          (3) In the event that USC shall at any time pay to the holders of common stock a dividend in common stock, the number of shares of common stock of USC issuable upon any conversion of the Series A Preferred Stock shall be proportionately increased, effective following the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

          (4) The issuance of certificates for shares of Common Stock upon conversion of any shares of the Series A Preferred Stock shall be made without charge for any tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record as the Series A Preferred Stock so converted, the person or persons requesting the issuance thereof shall pay to USC the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of USC that such tax has been paid or is not due and payable.

          (5) Until the common stock of the Company is listed on a national securities exchange or quoted on a national quotation system, the conversion ratio of the Series A Preferred Stock will be adjusted on a customary broad-based weighted-average basis for subsequent issuances of the Company's securities below the conversion price of the Series A Preferred Stock other than the issuance of up to 1,000,000 shares of common stock ("Excluded Transactions"): (i) to directors, officers, employees and consultants pursuant to stock grants, option plans, stock purchase plans or other employee stock incentive programs approved by the Board of Directors;
     (ii) in connection with mergers or acquisitions (including technology or asset acquisitions) by the Company; and (iii) to lenders, lessors, licensors and other parties in non-equity financing transactions.

     Voting Rights. Except as may be otherwise provided by law or by the Certificate of Incorporation of USC, the Series A Preferred Stock shall vote together with the Common Stock as a single class on all actions to be taken by the stockholders of USC. Each share of Series A Preferred Stock shall entitle the holder thereof to one (1) vote per share.

Registration Rights

     The holders of 310,000 shares of common stock issuable upon conversion of USC's Series A Preferred Stock have registration rights with respect to the registration of their shares under the Securities Act. If USC subsequently proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders, the holders of USC's Series A Preferred Stock, or the common stock into which they are convertible, are entitled to notice of the registration and are entitled to include their shares of common stock in that registration statement. Additionally, the holders are entitled to demand registration rights pursuant to which they may require us to file a registration statement under the Securities Act at USC's expense with respect to their shares of common stock, and USC is required to use commercially reasonable efforts to effect that registration. USC is not required to effect more than two of these demand registrations and these rights do not apply until _________________. In addition, the holders of those shares are entitled to demand registration rights pursuant to which they may require us to file a registration statement under the Securities Act on Form S-3 at USC's expense with respect to their shares of common stock, and USC is required to use commercially reasonable efforts to effect that registration. USC is not required to effect more than one of these Form S-3 demand registrations in any 12-month period. All of these registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in such registration and USC's right to delay any registration if USC is in possession of material non-public information that USC has a bona fide business purpose for preserving as confidential.

     The holders of Series A Preferred Stock also have piggyback registration rights with respect to their shares of common stock into which the Series A Preferred Stock may be converted. If USC proposes to register any of its securities under the Securities Act, either for USC's own account or for the account of other security holders, the holders of Series A Preferred Stock, or the shares of common stock into which they are convertible, are entitled to notice of the registration and are entitled to include their shares of common stock in that registration statement. This registration right is subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in such registration and USC's right to delay any registration if USC is in possession of material non-public information that USC has a bona fide business purpose for preserving as confidential.

Transfer agent and registrar for Hannibal Common Stock

     The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company. The transfer agent's address is 40 Wall Street, New York, New York 10005.


                                  Legal matters

     The validity of the Common Stock offered hereby will be passed upon for Hannibal by Berlack, Israels & Liberman LLP, New York, New York. Attorneys from Berlack, Israels & Liberman LLP do not own any shares of the Common Stock of Hannibal.


                                     Experts
Hannibal

     Certain of the financial statements of the Company included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Asher & Company, Ltd., independent certified public accountants, whose reports thereon appear elsewhere herein and in the registration statement.

USC

     Certain of the financial statements of USC included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Kalmus, Siegel, Teitelbaum, Harris & Goldfarb, LLP, independent certified public accountants, whose reports thereon appear elsewhere herein and in the registration statement.


                      Disclosure of commission position on
                 indemnification for Securities Act liabilities

     Hannibal's bylaws provide that we will indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Hannibal, absent a finding of negligence or misconduct in the performance of their duties.

     Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling Hannibal pursuant to the foregoing provisions, Hannibal has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

                             HANNIBAL CAPITAL CORP.
                          INDEX TO FINANCIAL STATEMENTS


                                                                                                          Page
                                                                                                          ----
Hannibal:
    Unaudited Pro Forma Financial Information for the
       Three Months Ended June 30, 2000..............................................................     F-2
    Notes to Pro Forma Financial Information for the
       Three Months Ended June 30, 2000 (unaudited)..................................................     F-3
    Pro Forma Balance Sheet as of June 30, 2000 (unaudited)..........................................     F-5
    Notes to Pro Forma Balance Sheet as of June 30, 2000 (unaudited).................................     F-6
    Pro Forma Statement of Operations for the Three Months Ended
      June 30, 2000 (unaudited)......................................................................     F-7
    Notes to Pro Forma Statement of Operations for the Three
      Months Ended June 30, 2000 (unaudited).........................................................     F-8
    Pro Forma Statement of Operations, Period from Inception
      of Operations to March 31, 2000 (unaudited)....................................................     F-9
    Notes to Pro Forma Statement of Operations, Period from Inception
      of Operations to March 31, 2000 (unaudited)....................................................     F-10

Hannibal:
    Independent Auditors' Report.....................................................................     F-11
    Balance Sheets, June 30, 2000 and March 31, 2000.................................................     F-12
    Statements of Operations and Accumulated Deficit, Period from
      May 1, 1999 (Inception of Operations) to March 31, 2000
      and Three Months Ended June 30, 2000...........................................................     F-13
    Statements of Cash Flows, Period from  May 1, 1999
      (Inception of Operations) to March 31, 2000 and Three
      Months Ended June 30, 2000.....................................................................     F-14
    Notes to Financial Statements....................................................................     F-15

USC:
    Independent Auditors' Report.....................................................................     F-18
    Balance Sheets, March 31, 2000 and June 30, 2000.................................................     F-19
    Statements of Operations, Period from December 7, 1999
      (Date of Inception) to March 31, 2000 and Three Months Ended
      June 30, 2000..................................................................................     F-20
    Statements of Stockholders' Equity, Period from December 7, 1999
      (Date of Inception) to March 31, 2000 and Three Months Ended
      June 30, 2000..................................................................................     F-21
    Statements of Cash Flows, Period from December 7, 1999
      (Date of Inception) to March 31, 2000 and Three Months Ended
      June 30, 2000..................................................................................     F-22
    Notes to Financial Statements....................................................................     F-23

                             HANNIBAL CAPITAL CORP.
                    UNAUDITED PRO FORMA FINANCIAL INFORMATION
                        THREE MONTHS ENDED JUNE 30, 2000



The unaudited pro forma financial statements contained herein give pro forma effect to (1) the acquisition of USC by Hannibal and (2) the consummation of our initial public offering and the application of the net proceeds there from, as described under "Recent Developments." The unaudited pro forma balance sheet as of June 30, 2000 gives effect to the acquisition and our initial public offering as if each had occurred on June 30, 2000. The unaudited pro forma statement of operations for the three months ended June 30, 2000 gives effect to the acquisition and our initial public offering as if each of these had occurred on April 1, 2000. The unaudited pro forma statement of operations for the period from inception to March 31, 2000 gives effect to the acquisition and initial public offering as if each of these had occurred at inception. The accounting policies used in preparing the unaudited pro forma financial information are those disclosed in the Hannibal financial statements included in this prospectus.

The unaudited pro forma financial information has been provided for information purposes only and is not necessarily indicative of the results of operations or financial condition that actually would have been achieved if the acquisition and other transactions had been completed on the date indicated or that may be reported in the future. The unaudited pro forma financial information does not reflect expenses expected to be incurred to finalize the integration of the acquired operations or potential cost savings or improvements in revenue that Hannibal believes can be realized as a result of the acquisition. The pro forma financial information should be read in conjunction with the financial statements of Hannibal and the acquired operation, including the respective notes, included elsewhere in this prospectus.

                             HANNIBAL CAPITAL CORP.
                    NOTES TO PRO FORMA FINANCIAL INFORMATION
                  THREE MONTHS ENDED JUNE 30, 2000 (UNAUDITED)



1.   Basis of presentation:

     The unaudited pro forma financial information has been prepared in accordance with generally accepted accounting principles. The pro forma balance sheet and statement of operations give effect to the following transactions:

      (i) Hannibal's acquisition of all of the issued and outstanding common shares of USC on the closing date of the initial public offering for approximately $9,568 including acquisition costs. The purchase consideration consists of 1,980,000 shares of common stock of Hannibal The valuation of the Company's shares to be issued as consideration is based on the fair value of the net assets of USC as of June 30, 2000.

     (ii) The initial public offering of common stock of the Company and exchangeable shares of its subsidiary with the net proceeds used to __________. (See "Recent Developments.")

             The unaudited pro forma financial information for the three months ended June 30, 2000 has been prepared by management of Hannibal based on the unaudited financial information of Hannibal for the three months ended June 30, 2000, and the unaudited financial information of USC for the three months ended June 30, 2000.

             The acquisition was accounted for by the purchase method. The total purchase consideration will be allocated to the identifiable assets acquired and liabilities assumed based on their respective fair values as of the date of acquisition. The valuations and other studies required to determine the fair values of identifiable assets acquired and liabilities assumed have not been completed for the USC acquisition. Accordingly, the preliminary allocation used in preparation of the unaudited pro forma financial information is expected to change upon further study and as more current information becomes available.

             Accounting policies used in the preparation of the unaudited pro forma information are those disclosed in the Hannibal financial statements as of and for the period ended June 30, 2000 presented elsewhere in this prospectus. The unaudited pro forma information should be read in conjunction with the separate historical audited financial statements of Hannibal and USC.

                             HANNIBAL CAPITAL CORP.
              NOTES TO PRO FORMA FINANCIAL INFORMATION (Continued)
                  THREE MONTHS ENDED JUNE 30, 2000 (UNAUDITED)


1.   Basis of presentation: (Continued)

             The pro forma financial information is not necessarily indicative of the actual results that would have occurred had the acquisition occurred on the date indicated and is not necessarily indicative of the results of operations or financial condition that actually would have been achieved if the acquisition had been completed on the date indicated, or that may be reported in the future. In preparing pro forma information, no adjustments have been made to reflect expenses expected to be incurred to finalize the integration of the acquired operations or the full impact of the operating synergies expected to result from combining the operations of Hannibal and USC.


2.   Significant assumptions and adjustments:

     The unaudited pro forma balance sheet gives effect to the USC acquisition and the initial public offering as if they had taken place June 30, 2000.

     The unaudited pro forma statement of operations for the three months ended June 30, 2000 gives effect to the acquisition and the initial public offering as if these transactions had taken place on April 1, 2000.

     The unaudited pro forma statement of operations for the period from inception to March 31, 2000 gives effect to the acquisition and the initial public offering as if these transactions had taken place at inception.

                             HANNIBAL CAPITAL CORP.
                             PRO FORMA BALANCE SHEET
                            JUNE 30, 2000 (UNAUDITED)

                                     ASSETS

                                                                                                  OFFERING AND
                                                                                                  ACQUISITION            PRO FORMA
                                                                   HANNIBAL          USC          ADJUSTMENTS           AS ADJUSTED
                                                                   --------      -----------     ------------          ------------
 CURRENT ASSETS
       Cash                                                       $       -      $   798,942     $  1,200,000 (b)      $  2,038,854
                                                                                                       39,912 (c)

       Accounts receivable                                                -           32,212                -                32,212
                                                                   --------      -----------     ------------          ------------
                Total current assets                                      -          831,154        1,239,912             2,071,066

       Equipment                                                          -           27,090                -                27,090

       Other assets                                                       -            6,400                -                 6,400
                                                                   --------      -----------     ------------          ------------

                Total Assets                                      $       -      $   864,644     $  1,239,912          $  2,104,556
                                                                   ========      ===========     ============          ============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
       Accounts payable                                           $  15,589      $    23,024     $          -          $     38,613
       Advances from Stockholder                                          -            1,081                -                 1,081
       Due to Biofarm, Inc.                                          47,504                -                -                47,504
                                                                   --------      -----------     ------------          ------------
                Total current liabilities                            63,093           24,105                -                87,198

 STOCKHOLDERS' EQUITY
      Common stock                                                        -            9,568           19,800 (a)            22,000
                                                                                                       (9,568)(a)
                                                                                                          800 (b)
                                                                                                           27 (c)
                                                                                                           50 (d)
                                                                                                        1,323 (e)

      Additional paid-in capital                                          -                -          (10,232)(a)         1,228,803
                                                                                                    1,199,200 (b)
                                                                                                       39,885 (c)
                                                                                                          (50)(d)

      Preferred stock                                                     -        1,240,000                -             1,240,000
      Accumulated deficit during development stage                  (63,093)        (409,029)          (1,323)(e)          (473,445)
                                                                   ---------      ----------     ------------          ------------
                Total Stockholders' equity                          (63,093)         840,539        1,239,912             2,017,358
                                                                   ---------      ----------     ------------          ------------

                Total Liabilities and Stockholders' Equity        $       -      $   864,644     $  1,239,912          $  2,104,556
                                                                   =========      ==========     ============          ============


                       See accompanying notes to pro forma
                             financial information.

                             HANNIBAL CAPITAL CORP.
                        NOTES TO PRO FORMA BALANCE SHEET
                            JUNE 30, 2000 (UNAUDITED)


Pro Forma Adjustments:

(a) Reflects the preliminary allocation of the purchase consideration for the pending acquisition of USC as follows:

            Current assets                                  $    831,154
            Capital assets                                        27,090
            Other long-term assets                                 6,400
            Liabilities assumed                                  (24,105)
            Preferred stock                                   (1,240,000)
            Accumulated deficit                                  409,029
                                                            ------------
                                                            $      9,568
                                                            ============

      The purchase price consists of an ascribed value of $9,568 in common stock of Hannibal.

(b) Reflects the issuance, through a private placement, of 800,000 shares of Hannibal common stock for an aggregate purchase price of $1,200,000.

(c) Reflects the issuance of 26,608 shares of common stock of Hannibal in the initial public offering generating gross proceeds of $39,912.

(d) Reflects the issuance of 50,000 shares of common stock of Hannibal to the finder associated with the initial public offering.

(e) Reflects the declaration of a stock dividend to the Shareholders of Biofarm of 1,323,392 shares of common stock of Hannibal.

                             HANNIBAL CAPITAL CORP.
                        PRO FORMA STATEMENT OF OPERATIONS
                  THREE MONTHS ENDED JUNE 30, 2000 (UNAUDITED)


                                                                           OFFERING AND
                                                                           ACQUISITION          PRO FORMA
                                      HANNIBAL             USC             ADJUSTMENTS         AS ADJUSTED
                                    ------------       ------------       ---------------      ------------
Revenue                             $       --         $     32,212       $          --        $     32,212

Expenses
    General and administrative             5,350            439,265                  --             444,615
                                    ------------       ------------       ---------------      ------------

Loss before other income                  (5,350)          (407,053)                 --            (412,403)

Other income                                 670              2,543                  --               3,213
                                    ------------       ------------       ---------------      ------------

Loss before income taxes                  (4,680)          (404,510)                 --            (409,190)

Income taxes                                --                 --                    --                --
                                    ------------       ------------       ---------------      ------------

          NET LOSS                  $     (4,680)      $   (404,510)      $          --        $   (409,190)
                                    ============       ============       ===============      ============

Basic loss per common share         $     (4,680)                         $                    $      (0.02)
                                    ============       ============                            ============

Weighted average number of
    common shares outstanding                  1                                                 22,000,000
                                    ============       ============                            ============



                       See accompanying notes to pro forma
                             financial information.

                             HANNIBAL CAPITAL CORP.
                   NOTES TO PRO FORMA STATEMENTS OF OPERATIONS
                  THREE MONTHS ENDED JUNE 30, 2000 (UNAUDITED)



Pro Forma Adjustments:

The pro forma statement of operations gives effect to the acquisition of USC as if it had taken place on April 1, 2000. The following reflects the preliminary allocation of the purchase consideration for the pending acquisition in accordance with the purchase method of accounting.

          Current assets                              $    831,154
          Capital assets                                    27,090
          Other long-term assets                             6,400
          Liabilities assumed                              (24,105)
          Preferred stock                               (1,240,000)
          Accumulated deficit                              409,029
                                                      ------------
                                                      $      9,568
                                                      ============

Loss per share

Diluted loss per share has not been disclosed, as the effect of the potential conversion of dilutive securities is anti-dilutive.

                             HANNIBAL CAPITAL CORP.
                        PRO FORMA STATEMENT OF OPERATIONS
        PERIOD FROM INCEPTION OF OPERATIONS TO MARCH 31, 2000 (UNAUDITED)



                                                                            OFFERING AND
                                                                            ACQUISITION           PRO FORMA
                                      HANNIBAL              USC             ADJUSTMENTS          AS ADJUSTED
                                    ------------       ------------       --------------        ------------
Revenue                             $       --         $       --         $         --          $       --

Expenses
    General and administrative            58,503              4,519                 --                63,022
                                    ------------       ------------       --------------        ------------

Loss before other income                 (58,503)            (4,519)                --               (63,022)

Other income                                 670               --                   --                   670
                                    ------------       ------------       --------------        ------------

Loss before income taxes                 (57,833)            (4,519)                --               (62,352)

Income taxes                                --                 --                   --                  --
                                    ------------       ------------       --------------        ------------

          NET LOSS                  $    (57,833)      $     (4,519)      $         --          $    (62,352)
                                    ============       ============       ==============        ============

Basic loss per common share         $    (57,833)      $     (4,519)                            $       --
                                    ============       ============                             ============

Weighted average number of
    common shares outstanding                  1                  1                               22,000,000
                                    ============       ============                             ============


                       See accompanying notes to pro forma
                             financial information.

                             HANNIBAL CAPITAL CORP.
                   NOTES TO PRO FORMA STATEMENT OF OPERATIONS
        PERIOD FROM INCEPTION OF OPERATIONS TO MARCH 31, 2000 (UNAUDITED)



Pro Forma Adjustments:

The pro forma statement of operations gives effect to the acquisition of USC as if it had taken place at the beginning of the period. The following reflects the allocation of the purchase consideration for the acquisition in accordance with the purchase method of accounting.

          Current assets                                $    831,154
          Capital assets                                      27,090
          Other long-term assets                               6,400
          Liabilities assumed                                (24,105)
          Preferred stock                                 (1,240,000)
          Accumulated deficit                                409,029
                                                        ------------
                                                        $      9,568
                                                        ============

Loss per share

Diluted loss per share has not been disclosed, as the effect of the potential conversion of dilutive securities is anti-dilutive.

                          Independent Auditors' Report


The Shareholders and Board of Directors
Hannibal Capital Corp.
Linfield, Pennsylvania


     We have audited the accompanying balance sheet of Hannibal Capital Corp. as of March 31, 2000 and the related statements of operations and accumulated deficit, changes in Stockholders' equity and cash flows for the period from May 1, 1999 (inception of operations) to March 31, 2000. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hannibal Capital Corp. as of March 31, 2000 and the results of its operations and its cash flows for the period from May 1, 1999 (inception of operations) to March 31, 2000 in conformity with generally accepted accounting principles.



                                                          ASHER & COMPANY, Ltd.


Philadelphia, Pennsylvania
  June 2, 2000, except Note D, as to
  which the date is July 24, 2000

                             HANNIBAL CAPITAL CORP.
                                 BALANCE SHEETS
                           MARCH 31 AND JUNE 30, 2000

                                     ASSETS

                                                                 March 31       June 30
                                                                 --------     -----------
                                                                              (Unaudited)

CURRENT ASSETS
      Short-term investment                                      $ 20,000       $   --
      Accrued interest receivable                                     670           --
                                                                 --------       --------

               Total Current Assets                              $ 20,670       $   --
                                                                 ========       ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
      Accounts payable                                           $ 10,239       $ 15,589
      Due to Biofarm, Inc.                                         68,264         47,504
                                                                 --------       --------
               Total current liabilities                           78,503         63,093

STOCKHOLDERS' EQUITY
     Common stock, $.001 par value; 10,000,000
        shares authorized; one share issued and outstanding          --             --
     Accumulated deficit during development stage                 (57,833)       (63,093)
                                                                 --------       --------
               Total Stockholders' equity                         (57,833)       (63,093)
                                                                 --------       --------

               Total Liabilities and Stockholders' Equity        $ 20,670       $   --
                                                                 ========       ========



              The accompanying notes are an integral part of these
                              financial statements.

                             HANNIBAL CAPITAL CORP.
                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
              PERIOD FROM MAY 1, 1999 (INCEPTION OF OPERATIONS) TO
               MARCH 31, 2000 AND THREE MONTHS ENDED JUNE 30, 2000


                                              March 31           June 30
                                              --------         -----------
                                                               (Unaudited)

Revenue                                       $   --             $   --

Expenses
    General and administrative                  58,503              5,350
                                              --------           --------

Loss before other income                       (58,503)            (5,350)

Other income
    Interest                                       670                 90
                                              --------           --------

Loss before income taxes                       (57,833)            (5,260)

Income taxes                                      --                 --
                                              --------           --------

          NET LOSS                             (57,833)            (5,260)

Accumulated deficit, beginning of period          --              (57,833)
                                              --------           --------

Accumulated deficit, end of period            $(57,833)          $(63,093)
                                              ========           ========


Loss per share                                $(57,833)          $ (5,260)
                                              ========           ========




              The accompanying notes are an integral part of these
                              financial statements.

                             HANNIBAL CAPITAL CORP.
                            STATEMENTS OF CASH FLOWS
              PERIOD FROM MAY 1, 1999 (INCEPTION OF OPERATIONS) TO
               MARCH 31, 2000 AND THREE MONTHS ENDED JUNE 30, 2000


                                                               March 31            June 30
                                                               --------          -----------
                                                                                 (Unaudited)

OPERATING ACTIVITIES
      Net loss                                                 $(57,833)          $ (5,260)
      Adjustments to reconcile net loss to net cash
         utilized by operating activities:
           Changes in:
               Accrued interest receivable                         (670)               670
               Accounts payable                                  10,239              5,350
                                                               --------           --------

      Net cash utilized by operating activities                 (48,264)               760

INVESTING ACTIVITIES
     Redemption (purchase) of short-term investment             (20,000)            20,000
                                                               --------           --------

     Net cash provided (utilized) by investing activities       (20,000)            20,000

FINANCING ACTIVITIES
    Due to Biofarm, Inc.                                         68,264            (20,760)
                                                               --------           --------

    Net cash provided (utilized) by financing activities         68,264            (20,760)
                                                               --------           --------

           INCREASE IN CASH                                        --                 --

Cash, beginning of period                                          --                 --
                                                               --------           --------

Cash, end of period                                            $                  $   --
                                                               ========           ========





              The accompanying notes are an integral part of these
                              financial statements.

                             HANNIBAL CAPITAL CORP.
                          NOTES TO FINANCIAL STATEMENTS
                        MARCH 31, 2000 AND JUNE 30, 2000


NOTE A - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES

     Description of business

     Hannibal Capital Corp. (Hannibal) was organized as a Delaware corporation on December 2, 1999, the successor entity to a tax-free reorganization with Global Enterprises (Nevada), Inc. (a Nevada corporation) organized on October 7, 1998. Hannibal is a wholly owned subsidiary of Biofarm, Inc. Initially, Hannibal was organized to pursue certain securities litigation matters and to take title to and receive the proceeds anticipated from such litigation for the benefit of certain shareholders of Biofarm, Inc. ("BIOF"). BIOF's assignment of the litigation matters to Hannibal was provided for in a certain Stock Purchase Agreement dated April, 1998 between Hannibal and Litchfield Continental, Ltd. ("Litchfield"). Hannibal commenced operations on May 1, 1999.

     The agreement between BIOF and Litchfield became effective on October 7, 1998, the date on which the amendment changing the name of Global Spill Management, Inc. to Biofarm, Inc. became effective. Such name change, as well as the election of Litchfield nominees to the BIOF Board of Directors, was approved by the BIOF shareholders at a special meeting held on October 5, 1998. The BIOF-Litchfield agreement provided that the benefits, if any, of the litigation instituted by BIOF would inure to the benefit of all BIOF shareholders other than Litchfield. To insure that result, such benefits were assigned by BIOF to Hannibal.

     Effective October 31, 1999, the transaction between BIOF and Litchfield was rescinded nunc pro tunc. Such rescission rendered unnecessary the assignment of the benefits of the litigation to Hannibal. Accordingly, the Boards of Directors of Hannibal and BIOF, at a joint meeting thereof duly called and held on June 1, 2000, approved a resolution providing for the reassignment of the proceeds, if any, of the litigation to BIOF.

     In addition, the Board of Directors ratified, confirmed and approved the execution and delivery, dated May 5, 2000, of a Letter of Intent executed by and between BIOF and United Source Corporation (USC). Such Letter of Intent provided for, subject to the terms and conditions thereof, the acquisition by Hannibal of 100% of the capital stock of USC, the distribution of 90% thereof to the shareholders of USC and 6.02% thereof (1,323,392 shares) to the shareholders of BIOF, and the issuance of 3.5% (76,608 shares) to compensate an intermediary and to discharge certain costs of the necessary public offering. On July 24, 2000, BIOF and USC executed a definitive stock purchase agreement. The June 1, 2000 joint Board of Directors meeting also authorized the filing with the SEC of an amended Registration Statement by Hannibal on Form SB-2, to include, inter alta, a description of the USC business and required USC financial statements.

                             HANNIBAL CAPITAL CORP.
                          NOTES TO FINANCIAL STATEMENTS
                        MARCH 31, 2000 AND JUNE 30, 2000



NOTE A - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES (Continued)

     Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Year end

     Hannibal has elected a fiscal year end of March 31.

     Loss per share

     The Company utilizes SFAS No. 128 "Earnings Per Share" (EPS) to compute earnings/loss per share. Basic EPS is computed by dividing net income/loss by the weighted-average number of common shares outstanding for the period.

     Unaudited financial information

     The unaudited interim financial statements furnished herein reflect all adjustments, consisting only of normal recurring accruals, which are, in the opinion of management, necessary to present fairly the financial position of the Company as of June 30, 2000 and the results of operations and cash flows for the three months ended June 30, 2000. The unaudited interim financial statements should be read in conjunction with the annual financial statements and notes thereto included herein. Results for the three months ended June 30, 2000 are not necessarily indicative of results to be achieved for the year ending March 31, 2001.


NOTE B - SHORT-TERM INVESTMENT

     Hannibal had a certificate of deposit in the amount of $20,000 which bore interest at 5.8% and matured on April 28, 2000 in the amount of $20,760.

                             HANNIBAL CAPITAL CORP.
                          NOTES TO FINANCIAL STATEMENTS
                        MARCH 31, 2000 AND JUNE 30, 2000


NOTE C - INCOME TAXES

     The tax effect of temporary differences results primarily from net operating loss carryforwards of approximately $63,000. In accordance with SFAS No. 109, Hannibal has provided a valuation allowance in the same amount since realization is not reasonably assured at this time. Hannibal will review the likelihood of realizing this asset and adjust the valuation allowance as needed.


NOTE D - SUBSEQUENT EVENTS

     On November 10, 1999, the Hannibal Board of Directors authorized management to file a Registration Statement with the SEC to permit Hannibal to register certain shares of its common stock for distribution to the Shareholders of BIOF. (See Note A for an explanation of the reasons prompting such distribution and filing).

     The reason for such distribution and filing no longer being applicable, on July 24, 2000, BIOF entered into a stock exchange agreement with United Source Corporation (USC). Such stock exchange agreement provided for the acquisition by Hannibal of 100% of the common stock of USC and the distribution of 6.02% of the resulting entity to the shareholders of BIOF on the basis of 1.98 Hannibal shares for each one USC share. The shareholders of BIOF would receive their distribution as a stock dividend and would not be required to surrender any of their BIOF shares to receive such distribution. Management has informed its shareholders in the Registration Statement filed with the SEC that such stock dividend would be a taxable event. At the closing of such exchange, Hannibal will change its name to "United Source Corporation".

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
of United Source Corporation

We have audited the accompanying balance sheet of United Source Corporation (a development stage company) as of March 31, 2000, and the related statements of operations, stockholder's equity, and cash flows for the period from December 7, 1999 (inception), to March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Source Corporation as of March 31, 2000, and the results of its operations and its cash flows for the period from December 7, 1999 (inception) to March 31, 2000, in conformity with generally accepted accounting principles.



Kalmus, Siegel, Teitelbaum, Harris & Goldfarb, LLP

Garden City, New York
June 26, 2000

UNITED SOURCE CORPORATION
(A Development Stage Company)

BALANCE SHEETS
March 31 and June 30, 2000

                                                                            March 31          June 30
                                                                          -----------       -----------
ASSETS

CURRENT ASSETS
         Cash                                                             $      --         $   798,942
         Accounts receivable                                                     --              32,212
                                                                          -----------       -----------
         TOTAL CURRENT ASSETS                                                    --             831,154

PROPERTY AND EQUIPMENT
         Equipment                                                               --              27,549
         Accumulated depreciation                                                --                 459
                                                                          -----------       -----------
         NET PROPERTY AND EQUIPMENT                                              --              27,090

OTHER ASSETS
         Security deposit                                                        --               6,400
                                                                          -----------       -----------
TOTAL ASSETS                                                              $      --         $   864,644
                                                                          ===========       ===========

LIABILITIES

CURRENT LIABILITIES
         Accounts payable and accrued expenses                            $     3,438       $    23,024
         Advances from shareholder                                              1,080             1,081
                                                                          -----------       -----------
               TOTAL LIABILITIES                                                4,518            24,105

EQUITY
    Common stock (20 million shares .001 par value authorized,
          9,567,600 shares issued and outstanding)                                  1             9,568

Preferred stock (2 million shares .001 par value authorized, 310,000
          shares issued and outstanding)                                         --           1,240,000

Deficit accumulated during development stage                                   (4,519)         (409,029)
                                                                          -----------       -----------
                  TOTAL EQUITY                                                 (4,518)          840,539
                                                                          -----------       -----------
                 TOTAL LIABILITIES & EQUITY                               $      --         $   864,644
                                                                          ===========       ===========

See accompanying notes and accountants' report.

UNITED SOURCE CORPORATION
(A Development Stage Company)

STATEMENT OF OPERATONS
For the periods ended March 31 and June 30, 2000

                                                  December 7, 1999              April 1, 2000
                                                          to                         to
                                                    March 31, 2000              June 30,2000
                                                    --------------              -------------
                                                                                 (Unaudited)
REVENUES                                             $    --                      $  32,212

EXPENSES

         Salaries & compensation                                                     58,969
         Site license                                                               334,000
         Auto expenses                                                                3,223
         Insurance                                                                    1,846
         Meetings expenses                                                              271
         Office and miscellaneous                          627                        7,954
         Professional fees                               3,892                        3,854
         Rent and utilities                                                          13,795
         Payroll taxes                                                                5,156
         Training                                                                     1,311
         Travel and entertainment                                                     8,427
         Depreciation
                                                                                        459
                                                                                  ---------
TOTAL EXPENSES                                           4,519                      439,265
                                                     ---------                    ---------

NET OPERATING INCOME (LOSS)                             (4,519)                    (407,053)

OTHER INCOME                                              --                          2,543
                                                     ---------                    ---------

NET INCOME (LOSS)                                    $ ( 4,519)                   $(404,510)
                                                     =========                    ==========

NET INCOME (LOSS) PER SHARE                           (4519.00)                       (3.85)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING                                        1                      105,139

See accompanying notes and accountants' report.

UNITED SOURCE CORPORATION
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS EQUITY
For the periods from December 7, 1999 to March 31, 2000 and
April 1, 2000 to June 30, 2000


                                         Common                1.   Preferred                        Deficit accumulated during
                                         Shares        Amount        Shares          Amount            the development stage
                                         ------        ------      -----------       ------          --------------------------
Balance at 12/7/99                          -             -             -               -                             -

Issuance of common stock                    1             1             -               -

Net loss                                                                                                       $ (4,519)
                                                                                                              ---------

Balance at 3/31/00                          1             1             -               -                        (4,519)
                                            -             -             -               -                     ---------

Issuance of common stock                9,567,599      $ 9,567

Issuance of preferred stock                                          310,000       $ 1,240,000

Net loss                                                                                                     $ (404,510)
                                                                                                             ----------

Balance at 6/30/00                      9,567,600      $ 9,568       310,000       $ 1,240,000               $ (409,029)
                                        =========      =======       =======       ===========               ==========


See accompanying notes and accountants' report.

UNITED SOURCE CORPORATION
(A Development Stage Company)

STATEMENT OF CASH FLOWS
For the periods December 7, 1999 to March 31, 2000 and
April 1, 2000 to June 30, 2000


                                                                            December 7, 1999               April 1, 2000
                                                                                   to                           to
                                                                             March 31, 2000                June 30, 2000
                                                                            ----------------               -------------
                                                                                                            (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

         Net loss                                                             $    (4,519)                  $  (404,510)
         Adjustments to reconcile net income to net cash
         provided by operating activities
                  Depreciation expense                                                                              459
                  Increase in accounts payable                                      3,438                        19,586
                  Increase in accounts receivable                                                               (32,212)
                  Increase in security deposits                                                                  (6,400)
                                                                              -----------                   -----------

                  Net cash provided (used) by
                  operating activities                                             (1,081)                     (423,077)

CASH FLOWS FROM FINANCING ACTIVITIES

         Issuance of stock                                                              1                     1,249,568
         Loan advances from shareholder                                             1,080                          --
                                                                              -----------                   -----------


                  Net cash provided by financing activities                         1,081                     1,249,568

CASH FLOWS FROM INVESTING ACTIVITIES
         Purchase of equipment                                                       --                         (27,549)
                                                                              -----------                   -----------

         Net increase in cash                                                        --                         798,942

Cash at beginning of period                                                          --                            --
                                                                              -----------                   -----------

Cash at end of period                                                         $      --                     $   798,942
                                                                              ===========                   ===========

See accompanying report and accountants' report.

UNITED SOURCE CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
March 31 and June 30, 2000


NOTE A - Accounting Policies


Nature of Business

The company was incorporated December 7, 1999 in the state of Delaware. The company is developing a market site for Business-to-Business E - Commerce for its customers to procure goods and services over the internet. Revenue will come from sublicensing its site (licensed from Commerce One) and transaction fees.

Statement of Cash Flows

For the purpose of the Statement of Cash Flows, the Company has defined cash equivalents as highly liquid investments, with maturities of less than 90 days that are not held for sale in the ordinary course of business.

Revenue Recognition

The company recognizes revenue from the installation of its software after the system is installed at the customer's location. Maintenance income and transaction charges are recognized when earned.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Property, Plant and Equipment

All property, plant and equipment is recorded at cost and depreciated over their estimated useful lives, using the straight-line method. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts, and the resulting gain or loss is included in the results of operations.

Repairs and maintenance charges which do not increase the useful lives of the assets are charged to operations as incurred.

Income Taxes

The tax effect of temporary differences results primarily from net operating loss carryforwards amounting to approximately $139,708 as of June 30, 2000. In accordance with SFAS No. 109, the United Source has provided a valuation allowance in the same amount since realization is not reasonably assured at this time. United Source will review the likelihood of realizing this asset and adjust the valuation allowance as needed.

Unaudited Financial Information

The unaudited interim financial statements furnished herein reflect all adjustments, consisting only of normal recurring accruals, which are, in the opinion of management, necessary to present fairly the financial position of the Company as of June 30, 2000 and the results of operations and cash flows for the three months ended June 30, 2000. The unaudited interim financial statements should be read in conjunction with the annual financial statements and notes thereto included herein. Results for the three months ended June 30, 2000 are not necessarily indicative of results to be achieved for the year ending March 31, 2001.

NOTE B - Capital Stock

As of March 31, 2000, the incorporating shareholder owned the only issued share of stock. See the subsequent events note for more information.

NOTE C - Related Party Transactions

As of March 31, 2000, the sole shareholder had advanced $ 1,080 toward expenses incurred by the company prior to the company's bank account being opened. For the year prior to incorporating and the four months since, the executives and founders of the company have spent significant time developing the business and provided services to the business for which no consideration has been taken.

NOTE D -Commitments and Contingencies

The company entered into an employment agreement with each of its three senior executive officers effective June 1, 2000. The employment agreements with Ralph Bianculli, Frank Masciano and Ira Baer have an initial term of two years. Each of the agreements will automatically renew for successive one year terms unless the employee gives USC three months notice of his desire to resign or USC gives the employee three months notice of our desire to not extend the employment term. If USC terminates an employee without cause or if the employee resigns after a change of control in our ownership, the employee is entitled to three months of severance compensation and benefits. In addition, each employment agreement prohibits the employee from competing with USC during the term of his employment agreement and for one year thereafter.

The company did not have any obligations under operating leases as of March 31, 2000 or June 30, 2000.

The company has not been named as a defendant in any lawsuit and management is unaware of any pending claims.

NOTE E - Subsequent Events

The company amended its certificate of Incorporation to authorize the issuance of 20 million common shares at $ .001 per share par value. As of June 30, 2000 $9,957,600 common shares were issued and outstanding. The company was also authorized to issue 2 million preferred shares at .001 per share par value. It has allocated 500,000 shares to a Series A convertible preferred to be issued at $ 4 per share convertible into an equal number of common shares. As of the June 30, 2000, the company had 310,000 shares of preferred stock issued and outstanding. The company has reserved 1,000,000 common shares for future option grants to attract and keep key personnel.

================================================================================

     You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

     Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

                                -----------------

                                Table of contents

                                ----------------

Summary................................................................
Selected financial data................................................
Risk factors...........................................................
Use of proceeds........................................................
Dilution...............................................................
Concurrent offering....................................................
Plan of distribution...................................................
Our business...........................................................
Management's discussion of financial
     condition and results of operations...............................
Management.............................................................
Security ownership of certain beneficial
     owners and management.............................................
Description of securities..............................................
Legal matters..........................................................
Experts................................................................
Disclosure of Commission's position on
     Indemnification for Securities
     Act liabilities...................................................
Financial statements...................................................


================================================================================



================================================================================






                             HANNIBAL CAPITAL CORP.




                               2,200,000 shares of
                                  Common Stock





                                ----------------

                                   PROSPECTUS

                                ----------------











                                 August 21, 2000


================================================================================

             [Alternate page for Selling Securityholder prospectus]


PROSPECTUS

                             HANNIBAL CAPITAL CORP.

                       Offering of up to 50,000 Shares of

                                  Common Stock


                           --------------------------


     We are registering up to 50,000 shares of our Common Stock for sale by a shareholder of our company identified in this prospectus. This shareholder is referred to throughout this prospectus as "Selling Securityholder."

     This individual who wishes to sell his shares of our Common Stock may offer and sell his shares on a continuous or delayed basis in the future. These sales may be conducted in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices.

                         ------------------------------

     No public trading market for our Common Stock exists. We anticipate that our Common Stock will initially be traded in the over-the-counter market after this offering.

                          -----------------------------

         Our Common Stock being offered by this prospectus involves a high degree of risk. See "Risk Factors" beginning on page _.

                          -----------------------------

     Neither the Securities and Exchange Commission or any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.


                              Dated August 21, 2000

             [Alternate page for Selling Securityholder prospectus]

                                             The offering

Shares offered by Selling Securityholder............   50,000 shares of Common Stock.

Plan of distribution................................   The offering of our shares of Common Stock
                                                       is being made by a shareholder of our
                                                       company who may wish to sell his shares.
                                                       Sales of our Common Stock may be made by
                                                       the Selling Securityholder in the open
                                                       market or in privately negotiated
                                                       transactions and at market prices, fixed
                                                       prices or negotiated prices.

Use of proceeds.....................................   Hannibal will not receive any proceeds
                                                       from this offering.

                                          Concurrent offering

Shares to be distributed by Hannibal to persons
owning BIOF shares..................................   1,323,392 shares of Common Stock.

Shares to be sold by Hannibal for cash..............   826,608 shares of Common Stock.

Shares to be sold by Selling Securityholder.........   50,000 shares of Common Stock.

Plan of distribution(2).............................   Hannibal will (a) issue one share of its
                                                       Common Stock for every four shares of BIOF
                                                       held of record on the distribution date
                                                       (with no consideration to be paid or BIOF
                                                       shares to be surrendered by the BIOF
                                                       owners), (b) itself offer and sell 826,608
                                                       shares for cash at the then prevailing
                                                       market price.

Use of proceeds.....................................   Hannibal will not receive any proceeds
                                                       from the distribution of 1,323,392 shares
                                                       of its Common Stock to the shareholders of
                                                       BIOF. However, Hannibal will receive the
                                                       proceeds to be derived from the sale of an
                                                       aggregate of 826,608 shares of its Common
                                                       Stock.

-----------
(2) The aggregate of 2,200,000 shares being registered and offered hereby is exclusive of the 19,800,000 shares to be issued to the former shareholders of USC and not being registered hereby

             [Alternate page for Selling Securityholder prospectus]

                                 Use of proceeds

     This prospectus is part of a registration statement that permits the shareholder of Hannibal who is identified in this prospectus to sell his shares of Hannibal Common Stock in the open market or in privately negotiated transactions. This shareholder is referred to throughout this prospectus as the "Selling Securityholder". As such, Hannibal will not receive any proceeds from this offering.

             [Alternate page for Selling Securityholder prospectus]

                                    Dilution

     Net tangible book value per share consists of total assets minus intangible assets and liabilities, divided by the total number of common shares issued and outstanding. Hannibal has no warrants, options or convertible securities issued and outstanding. USC has 1,000,000 shares of Preferred Stock issued and outstanding (convertible into 1,000,000 shares of USC Common Stock) and 1,000,000 shares of Common Stock reserved for issuance pursuant to USC's 2000 Stock Incentive Plan.

a) At March 31, 2000, the date of the audited financial statements of Hannibal and USC, Hannibal had a net tangible book value of $(57,833), or $(57,833) per share and USC had a net tangible book value of $(4,518), or an insignificant amount per common share;

b) At June 30, 2000, the date of the unaudited financial statements of Hannibal and USC including the receipt by USC of the sum of $1,240,000 from the sale of 310,000 shares of its Preferred Stock, Hannibal had a net tangible book value of $63,093 or $63,093 per Common Share and USC had a net tangible book value of $840,539 or $0.09 per Common share; and

c) Assuming the consummation of the transaction described herein (the issuance of an aggregate of 22,000,000 shares to acquire USC (19,800,000 shares), to be distributed to the BIOF shareholders (1,323,292 shares), to be sold for cash (800,000 shares), and to be sold to defray the expenses hereof (26,708 shares) and to compensate a financial intermediary (50,000 shares)), and further assuming that the 800,000 shares to be sold for cash result is net proceeds of $1,200,000 and that all proceeds derived from the sale of the 26,708 shares do in fact discharge all of the costs of this offering), the resulting combined entity will have a net tangible book value of $2,017,358, or $0.09 per share.


                               Concurrent offering

     The registration statement of which this prospectus is a part also includes a prospectus with respect to (a) the distribution of 1,323,392 shares of Hannibal Common Stock to the shareholders of BIOF and (b) the offering by Hannibal for cash of 826,608 shares of Hannibal Stock. This distribution may have a material adverse effect on the market price of the Common Stock offered by the Selling Securityholder.

                              Plan of distribution

     While the registration statement is effective, the Selling Securityholder may sell his shares directly to the public, without the aid of a broker or dealer, or he may sell his shares through a broker or dealer if the Hannibal Common Stock is authorized for inclusion on the OTC Bulletin Board. The Selling Securityholder has the option of selling his shares in the open market or in privately negotiated transactions. Additionally, the Selling Securityholder may sell his shares at market prices, fixed prices or negotiated prices. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction and would be paid by the Selling Securityholder.

             [Alternate page for Selling Securityholder prospectus]

                             Selling Securityholder

     All of the 50,000 shares of Hannibal Common Stock being offered by this Selling Securityholder's prospectus are owned by and registered in the name of Atlantis Fund, Ltd., a Bahamian corporation whose address is Fort Nassau Center, Marlborough Street, P.O. Box N-4875, Nassau Bahamas. The sale of such 50,000 shares is subject to the provision of the Stock Exchange Agreement between Hannibal and USC that permits the sale of only twenty percent (20%) of such 50,000 shares prior to the expiration of six months from the date of this prospectus (unless a new date is agreed to between Hannibal and USC). Thereby, only 10,000 of the 50,000 shares may be offered for sale immediately. The books and records of BIOF do not indicate that Atlantis Fund, Ltd. is a shareholder of BIOF; and no officer, director of affiliate of either of BIOF or Hannibal has any interest, direct or indirect, in Atlantis Fund, Ltd.

            [Alternative page for Selling Securityholder prospectus]

================================================================================

     You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

     Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock from the Selling Securityholder. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

                                -----------------

                                Table of contents

                                ----------------

Summary...........................................................
Selected financial data...........................................
Risk factors......................................................
Use of proceeds...................................................
Dilution..........................................................
Concurrent offering...............................................
Plan of distribution..............................................
Our business......................................................
Management's discussion of financial
     condition and results of operations..........................
Management........................................................
Security ownership of certain beneficial
     owners and management........................................
Description of securities.........................................
Legal matters.....................................................
Experts...........................................................
Disclosure of Commission's position on
     Indemnification for Securities
     Act liabilities..............................................
Financial statements..............................................



================================================================================


================================================================================




                             HANNIBAL CAPITAL CORP.


                                50,000 shares of
                                  common stock




                                ----------------

                                   PROSPECTUS

                                ----------------















                                August 21, 2000

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

     Pursuant to Delaware law, a corporation may indemnify a person who is a party or threatened to be made a party to any action, suit or proceeding by reason of the fact the he or she is an officer, director, employee or agent of the corporation, against such person's costs and expenses incurred in connection with such action so long as he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interest of the corporation, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Delaware law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

The bylaws of Hannibal, filed as Exhibit 3.2, provide that Hannibal will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Hannibal, absent a finding of negligence or misconduct in office. Hannibal's Bylaws also permit Hannibal to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Hannibal has the power to indemnify such person against liability for any of those acts.


Item 25.  Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee:

   SEC registration fee.............................................. $     6.70
   Printing and engraving expenses................................... $ 5,000.00
   Accounting fees and expenses...................................... $10,000.00
   Attorneys' fees and expenses...................................... $20,000.00
   Transfer agent's and registrant's fees and expenses............... $ 1,500.00
   Miscellaneous..................................................... $ 2,505.30

         Total    $39,012.00

Item 26.  Recent Sales of Unregistered Securities

     There have been no recent sales of unregistered securities.

Item 27.  Exhibits

Exhibit
Number   Name
------   ----

2.1 Stock Exchange Agreement, dated July 24, 2000, by and among United Source Corporation, Hannibal Capital Corp. and Biofarm, Inc.

2.2 Amendment No.1 to Stock Exchange Agreement, dated July 24, 2000, by and among United Source Corporation, Hannibal Capital Corp. and Biofarm, Inc.

3.1     Certificate of Incorporation of Hannibal Capital Corp.(1)

3.2     Bylaws of Hannibal Capital Corp.(1)

5.1     Opinion re:  Legality (2)

23.1    Consent of Independent certified Public Accountants, ASHER & COMPANY,
        Ltd.

23.2 Consent of Independent certified Public Accountants, Kalmus, Siegel, Teitelbaum, Harris & Goldfarb, LLP.

23.3    Consent of Counsel (see Exhibit 5.1)

27.1    Financial Data Schedule of Hannibal Capital Corp.

99.1    Consent of Director Designee, Ralph Bianculli

99.2    Consent of Director Designee, Ira Baer

99.3    Consent of Director Designee, Richard Goldstein

99.4    Consent of Director Designee, Joe McDonald

---------------
(1) Previously filed.
(2) To be filed by Amendment.

Item 28. Undertakings.

The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) To include any prospectus required by section 10(a)(3) of Securities Act.

               (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(B) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of New York, State of New York, on August 21, 2000.

HANNIBAL CAPITAL CORP.



By:  /s/ David R. Stith
    --------------------------------
    David R. Stith, President



Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                                 Title                                    Date
----                                                 -----                                    ----

/s/ David R. Stith                         President and Director                        August 21, 2000
----------------------------
David R. Stith

/s/ Herbert S. McDonald                    Vice President and Director                   August 21, 2000
----------------------------
Herbert S. McDonald

                                                                                         August 21, 2000
/s/ Desiree L. Pierson                     Treasurer, Secretary and Director
------------------------------------       (principal accounting officer)
Desiree L. Pierson

                                INDEX TO EXHIBITS

Exhibit
Number     Name
-------    ----
2.1 Stock Exchange Agreement, dated July 24, 2000, by and among United Source Corporation, Hannibal Capital Corp. and Biofarm, Inc.

2.2 Amendment No. 1 to Stock Exchange Agreement, dated July 24, 2000, by and among United Source Corporation, Hannibal Capital Corp. and Biofarm, Inc.

3.1        Certificate of Incorporation of Hannibal Capital Corp.(1)

3.2        Bylaws of Hannibal Capital Corp.(1)

5.1        Opinion re:  Legality (2)

23.1       Consent of Independent certified Public Accountants, ASHER &
           COMPANY, Ltd.

23.2 Consent of Independent certified Public Accountants, Kalmus, Siegel, Teitelbaum, Harris & Goldfard, LLP.

23.3       Consent of Counsel (see Exhibit 5.1)

27.1       Financial Data Schedule of Hannibal Capital Corp.

99.1       Consent of Director Designee, Ralph Bianculli

99.2       Consent of Director Designee, Ira Baer

99.3       Consent of Director Designee, Richard Goldstein

99.4       Consent of Director Designee, Joe McDonald

---------------
(1) Previously filed.
(2) To be filed by Amendment.